UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Carrizo Oil & Gas, Inc.

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Notice of 2019 Annual Meeting

of Shareholders and Proxy Statement

Carrizo Oil & Gas, Inc.

Thursday, May 16, 2019 at 9:00 a.m., Central Daylight Time

Heritage Plaza, The Plaza Conference Room, 1111 Bagby Street, 1st Floor,

Houston, Texas 77002

Notice of 2019 Annual Meeting of Shareholders

April 2, 2019

Dear Shareholder:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. to be held at 9:00 a.m., Central Daylight Time, on Thursday, May 16, 2019, at Heritage Plaza, The Plaza Conference Room, located at 1111 Bagby Street, 1st Floor, Houston, Texas 77002. The items of business for this meeting are as follows:

1.	Elect eight individuals to our Board of Directors;
2.	Conduct an advisory vote to approve the compensation of our named executive officers;
3.	Approve an amendment and restatement of our 2017 Incentive Plan to increase the shares authorized for issuance and make other changes;
4.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and
5.	Transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on March 20, 2019, or their proxy holders may vote at the meeting.

On or about April 5, 2019, we will mail to such shareholders of record this Notice of 2019 Annual Meeting of Shareholders, our proxy statement, which provides information concerning the items of business to be conducted at the meeting, form of proxy card, and our 2018 Annual Report to Shareholders, which provides financial and other information about Carrizo Oil & Gas, Inc.

As a shareholder of Carrizo Oil & Gas, Inc., you play an important role in our company by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions. It is important that your shares be represented and voted at the meeting and we encourage you to vote your shares as promptly as possible following the instructions provided in the proxy statement and on the proxy card. Thank you for your ongoing support and continued interest in Carrizo Oil & Gas, Inc.

By Order of the Board of Directors,
Marcus G. Bolinder
Corporate Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2019:

The Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders are available at www.proxypush.com/CRZO

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2019 PROXY STATEMENT	II

QUESTIONS AND ANSWERS ABOUT THE

ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company” or “Carrizo”), for use at its 2019 Annual Meeting of Shareholders (the “Annual Meeting”), and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of 2019 Annual Meeting of Shareholders (the “Notice of Annual Meeting”) and as described below. In this proxy statement, the terms “we”, “us” and “our” refer to the Company.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote on the matters outlined in the Notice of Annual Meeting, including the election of directors, an advisory vote to approve the compensation of our Named Executive Officers (defined in “Executive Compensation—Compensation Discussion and Analysis” below), an amendment and restatement of the 2017 Incentive Plan of Carrizo Oil & Gas, Inc. (the “2017 Incentive Plan”) to increase the shares authorized for issuance and make other changes, the ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm, and such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be acted upon at the Annual Meeting. Management and representatives of EY will be available to respond to questions from shareholders.

What is a proxy statement?

A proxy statement is a document that the United States Securities and Exchange Commission (“SEC”) requires that we make available to you when we are soliciting your vote. This proxy statement describes matters on which we would like you, as a shareholder, to vote and provides you with information on these matters so that you can make an informed decision.

What is a proxy?

A proxy is another person or entity that you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy.

Who is entitled to vote at the Annual Meeting?

Shareholders of record of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company on the record date may vote on all matters at the Annual Meeting. Each share of common stock is entitled to one vote on each proposal submitted to a vote of shareholders. The record date for the Annual Meeting, which is fixed by the Board of Directors in accordance with Texas law, is March 20, 2019.

2019 PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Holders of the 8.875% redeemable preferred stock, par value $0.01 per share (the “Preferred Stock”), have voting rights only in specified circumstances. Such rights are not currently exercisable. See “Other Items—Certain Information Regarding Preferred Stock and Common Stock Warrants”.

As of March 20, 2019, the Company had 92,496,569 shares of common stock and 200,000 shares of Preferred Stock issued and outstanding. No other class of stock is outstanding.

How many shares must be present or represented in order to transact business at the Annual Meeting?

In order to transact business at the Annual Meeting, we must have a quorum. This means at least a majority of the shares entitled to vote must be represented at the Annual Meeting,

either by proxy or in person. Abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting.

What is the difference between a shareholder of record and a street name holder?

Shareholder of Record. If your shares are registered directly in your name with EQ Shareowner Services, formerly Wells Fargo Shareowner Services, the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares.

Street Name Holder. If, like most of our shareholders, your shares are held in a stock brokerage account, by a bank, fiduciary or other custodian, or by another nominee, you are considered the beneficial owner of these shares, and your shares are held in ‘‘street name.’’ In this case, such broker or other nominee is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct your broker or other nominee on how to vote the shares held in your account. If you hold your shares through a broker or other nominee, follow the voting directions provided by your broker or other nominee.

How do I vote my shares?

By Written Proxy. If you are a shareholder of record, you can vote by written proxy card. If you hold your shares in street name, your broker or other nominee will explain how you can access a voting instruction card for you to use in directing the broker or other nominee how to vote your shares.

By Telephone or Internet. If you are a shareholder of record, you can also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by Internet, using the procedures and instructions described on the proxy card or you can give a proxy to be voted by telephone or by Internet. If you hold your shares in street name, you may vote by telephone or Internet if your broker or other nominee makes those methods available, in which case the broker or other nominee will include the instructions with the proxy materials.

In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting or you can give a proxy to be voted at the meeting. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or other nominee giving you a right to vote the shares.

2	CARRIZO OIL & GAS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What are abstentions and broker non-votes?

An abstention occurs when the beneficial owner of shares, or a broker or other nominee holding shares for a beneficial owner, is present, in person or by proxy, and entitled to vote at the meeting, but such person refrains from voting as to a particular proposal.

A broker non-vote occurs when a broker or other nominee returns a valid proxy card without voting on such proposal because they did not receive voting instructions from the street name holder and do not have discretionary authority to vote the shares on a particular proposal. Shares represented by broker non-votes will not be voted on any proposal for which the broker or other nominee has no discretionary authority to vote. Such shares will be disregarded in the calculation of “votes cast” with respect to such proposal and therefore will have no effect on the outcome of that proposal (even though those shares may be considered entitled to vote or be voted on other proposals). Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine.

How does the Board of Directors recommend that I vote?

Proposal 1. The Board of Directors recommends that shareholders vote FOR the election of the eight nominees for director.

Proposal 2. The Board of Directors recommends that shareholders vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

Proposal 3. The Board of Directors recommends that shareholders vote FOR the approval of an amendment and restatement of the 2017 Incentive Plan to increase the shares authorized for issuance and make other changes.

Proposal 4. The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

What vote is required for a proposal to be approved?

Proposal 1. The affirmative vote of a majority of the votes cast by holders entitled to vote in the election of directors at the Annual Meeting is required for the election of each nominee for director. With respect to the election of directors in an uncontested election, such as that being held at the Annual Meeting, a majority of votes cast means the number of votes cast FOR the election of a director nominee exceeds the number of votes cast AGAINST such nominee. Abstentions and broker non-votes will have no effect on Proposal 1. See “Corporate Governance and Board Matters—Majority Vote in Uncontested Director Elections” for additional information regarding election of directors.

Proposal 2. The affirmative vote of the holders of a majority of the shares entitled to vote on the matter is required to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. Abstentions will be counted as votes AGAINST Proposal 2. Broker non-votes will have no effect on Proposal 2.

Proposal 3. The affirmative vote of the holders of a majority of total votes cast on the matter is required to approve an amendment and restatement of the 2017 Incentive Plan to increase the shares authorized for issuance and make other changes. Abstentions will be counted as votes AGAINST Proposal 3. Broker non-votes will have no effect on Proposal 3.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Proposal 4. The affirmative vote of the holders of a majority of the shares entitled to vote on the matter is required to approve the ratification of the Company’s independent registered public accounting firm. Abstentions will be counted as votes AGAINST Proposal 4. Brokers will have discretionary authority to vote on Proposal 4 and accordingly there will be no broker non-votes for this proposal.

If I submit a proxy, may I later revoke it and/or change my vote?

If you are a shareholder of record, you may revoke your initial proxy vote before it is voted at the Annual Meeting by:

•	submitting a new signed proxy with a later date;

•	notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
•

attending the Annual Meeting, notifying the inspector of election that you wish to revoke your proxy, and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

If you hold your shares in street name, you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

What happens if I provide my signed proxy but do not specify how I want my shares to be voted?

If you provide us your signed proxy but do not specify how to vote, we will vote your shares as follows:

Proposal 1. FOR the election of each director nominee;

Proposal 2. FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers;

Proposal 3. FOR the approval of an amendment and restatement of the 2017 Incentive Plan to increase the shares authorized for issuance and make other changes;

Proposal 4. FOR the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

As of the date of this proxy statement, the Board of Directors is not aware of any matters that may be brought before the Annual Meeting other than those described above. However, for any other business that may come before the Annual Meeting, voting will be at the discretion of the persons named in the proxy.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published within four business days following the Annual Meeting, via a Form 8-K filed with the SEC and available at www.sec.gov.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Our Corporate Governance Practices

The Board of Directors and our Nominating and Corporate Governance Committee periodically review our governance practices and regulatory or legislative initiatives related thereto, and adopt practices that enhance our governance and risk profile, including:

•	Annual Election of All Directors.

•	Majority Vote Standard. The Company’s bylaws require a majority voting standard for the election of directors in uncontested elections and related policies regarding director resignation.

•	Separate Chairman of the Board and CEO.

•	Independent Board. All of the seven Non-Employee Directors of our Board are independent.

•	Independent Board Committees. Each of the Audit, Compensation, and Nominating and Corporate Governance committees of the Board is comprised entirely of independent directors.
•	Committee Charters. Each standing committee operates under a written charter that has been approved by the Board.

•	Independent Directors Meet Without Management.

•

Stock Ownership Guidelines. Named Executive Officers and Non-Employee Directors are required to maintain meaningful ownership of our stock to ensure their interests are closely aligned with the interests of our shareholders.

•

No Hedging Company Securities. No Named Executive Officer or Non-Employee Director of the Company may hedge Carrizo Oil & Gas, Inc. securities, including publicly traded options, puts, calls and short sales.

Leadership Structure

The Board of Directors believes our Company’s current leadership structure, with Mr. S.P. Johnson IV serving as Chief Executive Officer and Mr. Steven A. Webster serving as Chairman of the Board, is the optimal structure for the Company at this time. From the time that we became a publicly traded company in 1997, the roles of Chairman of the Board and Chief Executive Officer have been held by separate individuals. We believe it is the Chief Executive Officer’s responsibility to lead the Company and the Chairman’s responsibility to lead the Board of Directors. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a separate Chairman who has the responsibility of leading the Board. In addition, by having another director serve as

Chairman of the Board, our Chief Executive Officer is able to focus his energy on leading the Company. We believe our Chief Executive Officer and our Chairman have an excellent working relationship. We believe this relationship and the separation of these positions provides strong leadership for the Board of Directors, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our employees and other stakeholders.

According to our bylaws, the responsibilities of the Lead Independent Director include coordinating and moderating executive sessions of the Board of Director’s independent directors and serving as the principal liaison between the Chief Executive Officer and the

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CORPORATE GOVERNANCE AND BOARD MATTERS

independent directors on topics or issues as requested by a majority of the independent directors or a committee of the Board of

Directors and has the authority to call meetings of independent directors.

Director Independence

In affirmatively determining whether a Director is “independent,” the Board reviews NASDAQ listing standards, which set forth certain circumstances under which a director may not be considered independent. Mr. S.P. Johnson IV, the Company’s President and CEO, is not independent under such standards. Audit Committee and Compensation Committee members are subject to additional, more stringent independence requirements.

The Board has reviewed the business and charitable relationships between the Company and each non-employee Director (“Non-Employee Director”) to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non-Employee Director’s independence. The Board has affirmatively determined that each of the Non-Employee Directors, which include Mr. Steven A. Webster, Mr. F. Gardner Parker,

Ms. Frances Aldrich Sevilla-Sacasa, Mr. Thomas L. Carter, Jr., Mr. Robert F. Fulton, Mr. Roger A. Ramsey and Mr. Frank A. Wojtek are independent under NASDAQ Listing Rule 5605, the Exchange Act, and the applicable charter of any committee on which they serve. In making this determination, including as described in “Other Items—Related Party Transactions”, the Board took into account the prior relationship between the Company and entities related to Avista Capital Holdings, LP and transactions between the Company and affiliates of Black Stone Minerals, L.P. The Board determined that this prior relationship and these transactions did not interfere with the exercise of Mr. Webster’s and Mr. Carter’s independent judgment in carrying out the responsibilities of a director of the Company and therefore did not preclude a determination that Mr. Webster and Mr. Carter are independent.

Board Meetings and Attendance

Directors are expected to attend Board meetings and the Annual Meeting of Shareholders. During 2018, the Board of Directors held five meetings and transacted business on nine occasions by unanimous written consent. During 2018, each Director attended at least 75% of the meetings of the Board during the period in which they were a Director. All of the Company’s Directors attended the 2018 Annual Meeting of Shareholders.

Non-Employee Directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings and may meet at other times at the discretion of Chairman of the Board, the Lead Independent Director, a majority of the Board of Directors, any committee of the Board of Directors, or the entire Board of the Directors.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Committees of the Board of Directors Meetings and Attendance

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Directors are expected to attend meetings of committees on which they serve. Actions taken by these committees are reported to the Board at its next meeting. During 2018, each Director attended at least 75% of all meetings of the Board committees during the period in which they were a committee member. The table below provides the current composition of each standing committee of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance
F. Gardner Parker	Chairman	Member
Frances Aldrich Sevilla-Sacasa	Member
Thomas L. Carter, Jr.	Member		Chairman
Robert F. Fulton		Member	Member
Roger A. Ramsey	Member	Chairman
Frank A. Wojtek			Member
Number of Committee Meetings Held in 2018	4	2	3
Number of Times Business Transacted by Unanimous Consent	—	4	1

Audit Committee

The primary responsibilities of the Audit Committee are to oversee the accounting and financial reporting processes and audit of the financial statements of the Company and to assist the Board of Directors in monitoring (i) the integrity of the financial statements, (ii) the performance, independence, and qualifications of the independent registered public accounting firm, (iii) the performance of the Company’s internal audit function, and (iv) the Company’s compliance with legal and regulatory requirements.

The Audit Committee has sole authority to approve all engagement fees and terms of the independent registered public accounting firm and to establish policies and procedures for pre-approval of audit and non-audit services. The Audit Committee also reviews and discusses the annual audited financial statements, the quarterly unaudited financial statements and internal control over financial reporting with management and the independent registered public accounting firm. A copy of the Audit Committee Charter may be found on our website at www.carrizo.com under “About—Governance.”

The Board has determined that all of the members of the Audit Committee satisfy the independence standards under the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. A description of the background and qualifications of each member of the Audit Committee is described below under “Proposal 1. Election of Directors.”

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CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee

The primary responsibilities of the Compensation Committee are (i) to review and approve the compensation of our executive officers and directors, (ii) to oversee and advise the Board on the policies that govern our compensation programs, and (iii) to administer the Company’s incentive compensation plans.

The Compensation Committee is composed entirely of independent directors. The Nominating and Corporate Governance Committee recommended the appointment of these directors to serve on the Compensation Committee after determining that they had the independence, knowledge, and skills to accomplish the scope of responsibilities set out in the Compensation Committee Charter.

The Compensation Committee has the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, compensation consultants or other experts or consultants, as it deems appropriate, without seeking approval of the Board of Directors or management. The Compensation Committee has historically retained an independent compensation consulting firm to provide the Compensation Committee with an analysis of competitive market data and recommendations regarding our executive and director compensation programs.

The Compensation Committee has been appointed by the Board of Directors to administer the 2017 Incentive Plan, the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective May 15, 2014 (the “Prior Incentive Plan”), and the Carrizo Oil & Gas, Inc. Cash-Settled Stock Appreciation Rights Plan (the “Cash SAR Plan”). The Board of Directors has designated a special stock award committee of the Board consisting solely of Mr. Johnson to determine whether and how much to award certain eligible participants, excluding “officers” (as defined in Rule 16a-1 promulgated under Section 16 of the Exchange Act) and Non-Employee Directors, shares of restricted stock, restricted stock units (“RSUs”), options and stock appreciation rights (“SARs”) under the 2017 Incentive Plan, Prior Incentive Plan and the Cash SAR Plan, up to an aggregate grant date or modification date fair value not to exceed $250,000 per individual. A copy of the Compensation Committee Charter may be found on our website at www.carrizo.com under “About—Governance.”

Nominating and Corporate Governance Committee

The primary responsibilities of the Nominating and Corporate Governance Committee include (i) identifying, evaluating, and recommending, for the approval of the entire Board of Directors, potential candidates to become members of the Board of Directors, (ii) recommending membership on standing committees of the Board of Directors, (iii) developing and recommending to the entire Board of Directors corporate governance principles and practices for the Company and assisting in the implementation of such policies, and (iv) assisting in the identification, evaluation, and recommendation of potential candidates to become officers of the Company.

The Nominating and Corporate Governance Committee reviews the Company’s Code of Ethics and Business Conduct and its enforcement and reviews and recommends to the Board whether waivers should be made to the Code of Ethics and Business Conduct. A copy of the Nominating and Corporate Governance Committee Charter may be found on our website at www.carrizo.com under “About—Governance.”

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board’s Role in Risk Oversight

The Board of Directors generally oversees risk management, and the Chief Executive Officer and other members of executive management generally manage the material risks that we face. The Board of Directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s risk tolerance.

Responsibility for risk oversight generally rests with the entire Board of Directors. Risks falling within this area would include but are not limited to business ethics, general business and industry risks, operating risks, sustainability risks, and financial risks. We have not concentrated responsibility for all risk management in a single risk management officer, but rather rely on various executive and other management personnel to understand, assess, mitigate, and generally manage material risks that we face in various areas including capital expenditure plans, liquidity, operations, and health, safety and environmental. These personnel report to the Board of Directors, as appropriate, regarding material risks and our management of those risks. The Board of Directors monitors the risk management information provided and provides feedback to management from time to time.

The standing committees of the Board assist the Board of Directors in managing specific risk areas. The Audit Committee assists the Board of Directors in oversight of the integrity of the Company’s financial statements and various matters relating to our publicly available financial information, our internal auditors and our independent registered public accounting firm. The Audit Committee also evaluates related party transactions and potential conflicts of interest. The Audit Committee receives information from our employees and others regarding public disclosure, our internal controls over financial reporting, and material violations of law. Certain risks associated with our governance fall within the authority of the Nominating and Corporate Governance Committee, which is responsible for evaluating independence of directors and Board candidates. Risks associated with retaining and incentivizing management fall within the scope of the authority of the Compensation Committee, which assists the Board of Directors in reviewing and administering compensation, benefits, incentive and equity-based compensation plans. These committees receive reports from management periodically regarding management’s assessment of risks and report regularly to the full Board of Directors.

Majority Vote in Uncontested Director Elections

The Company’s bylaws provide that in an election of directors at a meeting of shareholders at which a quorum is present, (a) if the number of nominees exceeds the number of directors to be elected (a “contested election”), the members of the Board of Directors that are elected by shareholders will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting and (b) in an election of directors that is not a contested election (an “uncontested election”), the members of the Board of Directors that are elected by shareholders shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting. For purposes of the bylaws, in a contested election of directors, a “plurality of the votes cast” means that the nominees receiving the greatest number of shares voted “for” would be elected and in an uncontested election of directors, a “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The Company’s Code of Ethics and Business Conduct provides that, as a condition to being nominated to continue to serve as a director,

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CORPORATE GOVERNANCE AND BOARD MATTERS

whether by the Board of Directors or by shareholder, an incumbent director nominee will agree that if such incumbent director nominee fails to receive the required vote for election to the Board of Directors at the next meeting of the shareholders of the Company at which such nominee faces re-election, he or she will submit to the Board of Directors an irrevocable letter of resignation that would be effective upon, and only in the event that the Board of Directors accepts, such resignation.

The Board of Directors will decide whether to accept or reject such resignation, or whether other action should be taken, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors and will publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

Code of Ethics and Business Conduct

The Nominating and Corporate Governance Committee developed and recommended to the Board a Code of Ethics and Business Conduct, which the Board has adopted. The Code of Ethics and Business Conduct is applicable to all employees and Non-Employee Directors and satisfies the requirements of NASDAQ Listing Rule 5610. Any waiver of, or amendment to, the Code of Ethics and Business Conduct of the Company must be approved by the Board and promptly disclosed as required by law, the regulations of the SEC, and the NASDAQ Stock Market Rules. Such waivers will be disclosed promptly by posting to our website. The Nominating and Corporate Governance Committee also reviews and may recommend to the Board waivers of, or amendments to, the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct is available on the Company’s website at www.carrizo.com under “About—Governance.”

Shareholder Communication with the Board of Directors

Shareholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the shareholder, to one or more specific directors, c/o Corporate Secretary, Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, Texas 77002.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders who wish to submit a complaint under these procedures should submit the complaint in writing to F. Gardner Parker, Chairman of the Audit Committee, Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, Texas 77002. Employees can confidentially communicate illegal and unethical activities, including concerns or complaints regarding the matters noted above, by calling an independently operated hotline at 1-844-527-0537 or visiting http://cerl.ethicspoint.com.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2018 were Messrs. Fulton, Parker and Ramsey. There are no matters relating to interlocks or insider participation that we are required to report.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors is responsible for determining the ultimate direction of the Company, determining the principles of our business strategy and policies, and promoting the long-term interests of our shareholders. The Board of Directors exercises oversight of the Company, but, subject to our governing documents and applicable law, delegates day-to-day management of the Company to our Chief Executive Officer and our executive management.

Director Nominations Process

In assessing the qualifications of candidates for director, the Nominating and Corporate Governance Committee considers, in addition to qualifications set forth in the Company’s bylaws, each potential nominee’s personal and professional integrity, experience, reputation, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee also considers requirements under the listing standards of the NASDAQ Stock Market, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations. The Nominating and Corporate Governance Committee makes recommendations to the Board, which in turn makes the nominations for consideration by the shareholders.

Suggestions for potential nominees for director can come to the Nominating and Corporate Governance Committee from a number of sources, including incumbent directors, executive officers, executive search firms, and others. The extent to which the Nominating and Corporate Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Nominating and Corporate Governance Committee about the qualifications and suitability of the potential nominee, viewed in light of the needs of the Board of Directors, and is at the Nominating and Corporate Governance Committee’s discretion. Recognizing the contribution of incumbent directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole, the Nominating and Corporate Governance Committee reviews each incumbent director’s qualifications to continue on the Board in connection with the selection of nominees to take office when that director’s term expires, and conducts a more detailed review of each director’s suitability to continue on the Board following expiration of the director’s term.

In addition, the Nominating and Corporate Governance Committee’s policy is that it will consider candidates for the Board recommended by shareholders. Any such recommendation should be submitted in writing to the Corporate Secretary, Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, Texas 77002, and should include, among other things:

•

certain information relating to the shareholder making such recommendation, any beneficial owner on whose behalf such recommendation is made and certain related and associated persons (together, the “Proposing Person”), including the name and address of the Proposing Person and any disclosable interests as specified in the Company’s bylaws;

•

representation that such Proposing Person is a holder of record of the Company’s common stock entitled to vote at such meeting, will continue to be such a holder through the date of such meetings, and intends to appear in person or by proxy at such meeting;

2019 PROXY STATEMENT	11

PROPOSAL 1. ELECTION OF DIRECTORS

•

certain information relating to the proposed candidate, as detailed in the Company’s bylaws, including certain disclosures regarding the candidate’s name, age, employment, securities ownership, any disclosable interests, any compensation and other monetary agreements, arrangements, understandings, and other material relationships between the Proposing Person and the proposed candidate, and certain disclosures required in proxy statements; and

•

a notarized letter signed by the proposed candidate stating his or her acceptance of the nomination by such Proposing Person, stating his or her intention to serve as a director for the full term if elected, and consenting to be named as a nominee for director in any proxy statement relating to such candidate’s election.

Although the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders, it may determine not to recommend that the Board, or the Board may determine not to, nominate those candidates for election to the Board of Directors.

Our Code of Ethics and Business Conduct provides that as a condition to being nominated to continue to serve as a director, whether by the Board or by a shareholder, an incumbent director nominee will agree that if such incumbent director nominee fails to receive the required vote for election to the Board at the next meeting of the shareholders of the Company at which such nominee faces re-election, he or she will submit to the Board an irrevocable letter of resignation that would be effective upon, and only in the event that the Board accepts, such resignation.

The Nominating and Corporate Governance Committee considers diversity in identifying nominees for director and endeavors to have a Board representing diverse experience in areas that will contribute to the Board’s ability to perform its roles relating to oversight of the Company’s business, strategy and risk exposure. For example, the Nominating and Corporate Governance Committee takes into account, among other things, the diversity of business, leadership, and personal experience of Board candidates and determines how that experience will serve the best interests of the Company. In 2018, the Nominating and Corporate Governance Committee recommended, the Board appointed, and the shareholders subsequently elected, Ms. Aldrich Sevilla-Sacasa as a director, furthering the diversification and refreshment of our Board.

Director Nominees

The Board of Directors has nominated for election as directors at the Annual Meeting the eight nominees named below. If elected, each nominee will serve until the 2020 Annual Meeting of Shareholders or until their successors are elected and qualified or until the earlier of their resignation, removal, or death.

The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies on the enclosed proxy card, in the absence of contrary instructions by shareholders, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors.

Each nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board of Directors as a whole, competence and experience in a wide variety of areas, including corporate governance and board service, executive management, corporate finance and financial

12	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

markets, investment, the oil and gas industry, and civic leadership. Information regarding the business experience and qualifications of each nominee is provided below. All nominees are currently serving as directors and are standing for election by the shareholders.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” the election of the eight nominees for director.

2019 PROXY STATEMENT	13

PROPOSAL 1. ELECTION OF DIRECTORS

S.P. Johnson IV Age: 63 Director Since: 1993

Principal Occupation

President and Chief Executive Officer, Carrizo Oil & Gas, Inc.

Recent Business Experience

Mr. Johnson has served as our President and Chief Executive Officer since December 1993. Prior to that, he worked for Shell Oil Company for 15 years, where his managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is a Registered Petroleum Engineer and holds a B.S. in Mechanical Engineering from the University of Colorado.

Other Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

Basic Energy Services, Inc.

Reasons for Nomination

Mr. Johnson brings to the Board of Directors extensive experience in oil and gas exploration and production and the energy industry through his roles at the Company and other energy companies. He also brings to the Board extensive knowledge of the Company by virtue of his being a co-founder and long-time director and President and Chief Executive Officer of the Company. Mr. Johnson’s current employment agreement with the Company provides that he will be a director. For more information regarding his employment agreement, please read “Executive Compensation—Employment Agreements and Change in Control Severance Plan.”

Steven A. Webster Independent Age: 67 Director Since: 1993

Principal Occupation

Managing Partner, AEC Partners

Recent Business Experience

Mr. Webster has been the Chairman of our Board of Directors since June 1997. Mr. Webster has served as Managing Partner of AEC Partners, a private equity firm focused on investments in energy business within the exploration and production, midstream, and oilfield service sectors, since he co-founded the firm in March 2016. From July 2005, Mr. Webster has served as Co-Managing Partner of Avista Capital Partners LP, a private equity firm that he co-founded. From January 2000 until June 2005, Mr. Webster served as the Chairman of DLJMB Global Energy Partners, a specialty group he led for DLJ Merchant Banking Partners, which sourced, executed, and managed DLJMB III’s energy related investments. From December 1997 to May 1999, Mr. Webster was the President and Chief Executive Officer of R&B Falcon Corporation, an offshore drilling contractor, and prior to that, was Chairman and Chief Executive Officer of Falcon Drilling Company, which he founded in 1988. Mr. Webster holds an M.B.A. from Harvard Business School where he was a Baker Scholar. He also holds a B.S. in Industrial Management and an Honorary Doctorate in Management from Purdue University.

Other Current Public Company Directorships

Camden Property Trust

Era Group Inc.

Oceaneering International, Inc.

Public Company Directorships Within the Past Five Years

Basic Energy Services, Inc.

Hercules Offshore, Inc.

Hi-Crush Partners LP

Reasons for Nomination

Mr. Webster brings to the Board of Directors experience in, and knowledge of, the energy industry, knowledge of the Company as a co-founder and long-time director, business leadership skills from his tenure as chief executive officer of publicly traded companies and his over 30-year career in private equity and investment activities, and experience as a director of several other public and private companies.

14	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

F. Gardner Parker Independent Age: 77 Director Since: 2000 Committees: Audit (Chair) and Compensation

Principal Occupation

Private Investor

Recent Business Experience

Mr. Parker has been the Lead Independent Director of our Board of Directors since May 2012. Mr. Parker has been a private investor since 1984. Prior to that, he worked with Ernst & Ernst (now Ernst & Young LLP) for 14 years, seven of which he served as a partner. In the private sector, Mr. Parker is Chairman of the Board of Edge Resources Ltd, an energy capital fund, Enterprise Offshore Drilling LLC, an offshore drilling service provider, and Norton Ditto, a men’s clothing retailer. He is a graduate of The University of Texas at Austin and is board certified by the National Association of Corporate Directors. Mr. Parker is also a 2011 National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for experienced corporate directors, a rigorous suite of courses spanning leading practices for boards and committees and he supplements his skill sets through ongoing engagement with the director community and access to leading practices.

Other Current Public Company Directorships

Sharps Compliance Corp.

Solaris Oilfield Infrastructure, Inc.

Public Company Directorships Within the Past Five Years

Camden Property Trust

Hercules Offshore, Inc.

Triangle Petroleum Corporation

Reasons for Nomination

Mr. Parker brings to the Board of Directors an extensive background in accounting and tax matters, experience as a director on the boards and audit committees of numerous public and private companies, and financial experience through his involvement in structuring private and venture capital investments for the past 30 years.

Frances Aldrich Sevilla-Sacasa Independent Age: 63 Director Since: 2018 Committees: Audit

Principal Occupation

Private Investor

Recent Business Experience

Ms. Aldrich Sevilla-Sacasa is a private investor and was Chief Executive Officer of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. Prior to that time, she served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and Chief Executive Officer of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Aldrich Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an M.B.A. from the Thunderbird School of Global Management.

Other Current Public Company Directorships

Camden Property Trust

Public Company Directorships Within the Past Five Years

None

Reasons for Nomination

Ms. Aldrich Sevilla-Sacasa brings to the Board of Directors considerable experience in financial services, banking, and wealth management. In addition, her experience as a former president and chief executive officer of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

2019 PROXY STATEMENT	15

PROPOSAL 1. ELECTION OF DIRECTORS

Thomas L. Carter, Jr. Independent Age: 67 Director Since: 2005 Committees: Audit and Nominating and Corporate Governance (Chair)

Principal Occupation

President, Chairman, and Chief Executive Officer, Black Stone Minerals, L.P.

Recent Business Experience

Mr. Carter has served as President, Chairman, and Chief Executive Officer of the general partner of Black Stone Minerals, L.P., a publicly traded mineral acquisition and management company (“BSM”), since its formation in 2014. Mr. Carter is the founder of Black Stone Minerals Company, L.P. (“BSMC”), BSM’s predecessor, and has served as President, Chairman, and Chief Executive Officer of its general partner since 1998. Mr. Carter served as Managing General Partner of W.T. Carter & Bro. from 1987 to 1992 and Black Stone Energy Company from 1980 to present, both of which preceded BSMC’s general partner. Mr. Carter founded Black Stone Energy Company, BSMC’s operating and exploration subsidiary, in 1980. From 1978 to 1980, Mr. Carter served as a lending officer in the Energy Department of Texas Commerce Bank in Houston, Texas, after serving in various other roles from 1975. He has served as a Trustee of St. Edward’s University since 2009. Mr. Carter served as a trustee of a nonprofit from 1998 to 2017, including a four- year term as president of the board of trustees from 2013 to 2017, and presently serves as trustee emeritus of such nonprofit. Mr. Carter also serves on the University of Texas at Austin Internal Audit Committee and the University Lands Advisory Board. Mr. Carter received M.B.A. and B.B.A. degrees from the University of Texas at Austin.

Other Current Public Company Directorships

Black Stone Minerals, L.P.

Public Company Directorships Within the Past Five Years

None

Reasons for Nomination

Mr. Carter brings to the Board of Directors extensive knowledge of the oil and gas exploration and production business and knowledge of accounting and finance.

Robert F. Fulton Independent Age: 67 Director Since: 2012 Committees: Compensation and Nominating and Corporate Governance

Principal Occupation

Retired

Recent Business Experience

Mr. Fulton served as President and Chief Executive Officer of Frontier Drilling ASA, an offshore oil and gas drilling and production contractor, from September 2002 through July 2010. From December 2001 to August 2002, Mr. Fulton managed personal investments. Prior to December 2001, Mr. Fulton spent most of his business career in the energy service and contract drilling industry. He served as Executive Vice President and Chief Financial Officer of Merlin Offshore Holdings, Inc. from August 1999 until November 2001. From 1998 to June 1999, Mr. Fulton served as Executive Vice President of Finance for R&B Falcon Corporation, during which time he was instrumental in effecting the merger of Falcon Drilling Company with Reading & Bates Corporation to create R&B Falcon Corporation and the merger of R&B Falcon Corporation with Cliffs Drilling Company. He graduated with a B.S. degree in Accountancy from the University of Illinois and an M.B.A. in finance from Northwestern University.

Other Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

Basic Energy Services, Inc.

Reasons for Nomination

Mr. Fulton brings to the Board of Directors extensive knowledge of the oil and gas exploration and production business and accounting and finance gained through his roles in executive positions at numerous public and private companies.

16	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

Roger A. Ramsey Independent Age: 80 Director Since: 2004 Committees: Audit and Compensation (Chair)

Principal Occupation

Retired

Recent Business Experience

Mr. Ramsey served as Managing Partner of Ramjet Capital Ltd., a private investment firm, from 1999 through January 2013. He served as the Chairman and Chief Executive Officer of MedServe, Inc., a privately held medical waste disposal and treatment company, from 2004 through December 2009. He served as Chairman of the Board of Allied Waste Industries, Inc., a waste recycling, transportation and disposal company, from October 1989 through his retirement in December 1998, and Chief Executive Officer of that company from October 1989 through July 1997. From 1960 to 1968, Mr. Ramsey, a certified public accountant, was employed by the international accounting firm of Arthur Andersen LLP. In 1968, Mr. Ramsey co-founded Browning-Ferris Industries, Inc., a waste management company, and served as its Vice President and Chief Financial Officer until 1978. Mr. Ramsey also served as a director of WCA Waste Corporation, a waste management company, from June 2004 through March 2012 when the company was taken private. Mr. Ramsey is currently a member of the Board of Trustees at Texas Christian University.

Other Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

None

Reasons for Nomination

Mr. Ramsey brings to the Board of Directors experience and perspective as chief executive officer of several publicly traded and private companies and knowledge of accounting and finance as a director of several public and private companies.

Frank A. Wojtek Independent Age: 63 Director Since: 1993 Committees: Nominating and Corporate Governance

Principal Occupation

President and Director, A-Texian Compressor, Inc.

Recent Business Experience

Mr. Wojtek is a founder and currently the President and a Director of A-Texian Compressor, Inc., a natural gas compression services company, and has served in various capacities with that company since July 2004. In addition, Mr. Wojtek is a landowner and actively manages several ranch properties with oil and gas mineral rights, which total over 32,000 acres in South and West Texas. Mr. Wojtek served as our Chief Financial Officer, Vice President, Secretary and Treasurer from 1993 until August 2003. From 1992 to 1997, Mr. Wojtek was the Assistant to the Chairman of the Board of Reading & Bates Corporation, an offshore drilling company. Mr. Wojtek has also held the positions of Vice President, Secretary and Treasurer of Loyd & Associates, Inc., a private financial consulting firm, from 1989 to 2013. Mr. Wojtek held the positions of Vice President and Chief Financial Officer of Griffin-Alexander Drilling Company from 1984 to 1987, Treasurer of Chiles- Alexander International Inc. from 1987 to 1989, and Vice President and Chief Financial Officer of India Offshore Inc. from 1989 to 1992, all of which were companies in the offshore drilling industry. Mr. Wojtek holds a B.B.A. in Accounting with Honors from The University of Texas at Austin.

Other Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

None

Reasons for Nomination

Mr. Wojtek brings to the Board of Directors knowledge of the Company and the energy industry by virtue of his service as a prior executive officer and director of the Company since its founding, experience in accounting and experience in financial executive positions at public and private companies, management experience and knowledge in the oil and gas services industry, as well as knowledge and experience in the industry from a land and mineral owner perspective.

2019 PROXY STATEMENT	17

PROPOSAL 1. ELECTION OF DIRECTORS

Director Compensation

The Company’s Non-Employee Director compensation, which is reviewed annually by the Compensation Committee and approved by the Board consists of a combination of cash and equity-based compensation designed to attract and retain qualified individuals to serve on the Board and align the interests of directors with those of our shareholders. In determining the level of Non-Employee Director compensation, the Compensation Committee considers the significant amount of time directors spend fulfilling their duties as well as the competitive market for skilled directors. The annual service period for our directors is the period from one shareholders meeting to the next with cash compensation paid in quarterly installments and equity awards granted upon joining the Board and after their election by shareholders at each annual shareholder meeting. The Company also reimburses travel, meal, and lodging expenses incurred by our Non-Employee Directors to attend Board and committee meetings and to participate in director education programs. Mr. Johnson, our President and Chief Executive Officer, does not receive additional compensation for serving on the Board as an employee director.

The Compensation Committee engages Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant to annually review Non-Employee Director compensation based on an analysis of the compensation paid to the non-employee directors of companies included in the same compensation peer group used to annually review executive compensation.

After considering Pearl Meyer’s 2018 review of Non-Employee Director compensation, in March 2018, the Compensation Committee recommended the following Non-Employee Director compensation for the 2018-2019 director term, which was approved by the Board in May 2018.

2018-2019 Director Term - Annual Cash Retainers

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance
Board Member	$80,000
Chairman of the Board of Directors	120,000
Lead Independent Director	27,500
Committee Chairman		$37,500	$30,000	$15,000
Committee Member		27,500	20,000	7,500

2018-2019 Director Term - Annual Equity Retainers

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance

Board Member	$80,000

Chairman of the Board of Directors	120,000

Lead Independent Director	27,500

Committee Chairman		$37,500	$30,000	$15,000

Committee Member		27,500	20,000	7,500

The number of RSUs granted to Non-Employee Directors is based on the annual equity retainers shown in the table above, divided by the closing stock price of our common stock on the NASDAQ Global Select Market on the grant date. See “2018 Director

18	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

Compensation” table below for details of the RSUs granted to the Non-Employee Directors during 2018.

After considering Pearl Meyer’s 2019 review of Non-Employee Director compensation, in February 2019, the Compensation Committee recommended the Non-Employee Director compensation for the 2019-2020 director term, remain the same as the Non-Employee Director compensation for the 2018-2019 director term presented above.

2018 Director Compensation

The following table summarizes the cash and equity-based compensation paid to Non-Employee Directors during 2018.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Steven A. Webster	$198,750	$200,009	$398,759
F. Gardner Parker	160,000	165,020	325,020
Frances Aldrich Sevilla-Sacasa	89,938	126,802	216,740
Thomas L. Carter, Jr.	119,688	122,506	242,194
Robert F. Fulton	104,875	107,514	212,389
Roger A. Ramsey	132,875	137,526	270,401
Frank A. Wojtek	86,563	87,516	174,079

(1)

Represents the portions of the annual cash retainers for the 2017-2018 director term and the 2018-2019 director term paid in 2018, except for Ms. Aldrich Sevilla-Sacasa who was paid $14,000 for her service on the Board from March 23, 2018, the date of her appointment, through May 22, 2018, the end of the 2017-2018 director term.

(2)

Represents the aggregate grant date fair value of RSUs granted for the 2018-2019 director term, and for Ms. Aldrich Sevilla-Sacasa, also includes the aggregate grant date fair value of RSUs granted for her service on the Board from the date of her appointment through the end of the 2017-2018 director term. The grant date fair values, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, are based on the closing stock price of our common stock on the NASDAQ Global Select Market on the grant dates. The number of RSUs granted to each Non-Employee Director during 2018 is presented in the table below.

Name	Grant Date	Number of Shares Granted (#)	Grant Date Stock Price	Grant Date Fair Value of Stock Awards ($)
Steven A. Webster	7/2/2018	7,231	$27.66	$200,009
F. Gardner Parker	7/2/2018	5,966	27.66	165,020
Frances Aldrich Sevilla-Sacasa	4/4/2018	1,250	15.43	19,288
Frances Aldrich Sevilla-Sacasa	7/2/2018	3,887	27.66	107,514
Thomas L. Carter, Jr.	7/2/2018	4,429	27.66	122,506
Robert F. Fulton	7/2/2018	3,887	27.66	107,514
Roger A. Ramsey	7/2/2018	4,972	27.66	137,526
Frank A. Wojtek	7/2/2018	3,164	27.66	87,516

Stock Ownership Guidelines

Non-Employee Directors must own shares equal to three times their annual cash retainer for Board membership. Upon appointment as a Non-Employee Director, the individual has a five-year period in which to comply with the stock ownership guidelines. As of March 20, 2019, all Non-Employee Directors were in compliance with the stock ownership guidelines.

2019 PROXY STATEMENT	19

EXECUTIVE OFFICERS

The following table sets forth certain information as of March 20, 2019 with respect to the executive officers.

Executive Officer	Age	Position
S.P. Johnson IV	63	President and Chief Executive Officer
Brad Fisher	58	Vice President and Chief Operating Officer
David L. Pitts	52	Vice President and Chief Financial Officer
Gerald A. Morton	60	General Counsel and Vice President of Business Development
Richard H. Smith	61	Vice President of Land
Gregory F. Conaway	43	Vice President and Chief Accounting Officer

Set forth below is certain background information of each of our executive officers (other than Mr. Johnson, whose background is described above under “Proposal 1. Election of Directors”).

Brad Fisher has served as Vice President and Chief Operating Officer since March 2005. Prior to that time, he served as Vice President of Operations since July 2000 and General Manager of Operations from April 1998 to June 2000. Prior to joining us, Mr. Fisher spent 14 years with Cody Energy and its predecessor Ultramar Oil & Gas Limited where he held various managerial and technical positions, last serving as Senior Vice President of Engineering and Operations. Mr. Fisher holds a B.S. degree in Petroleum Engineering from Texas A&M University.

David L. Pitts has served as Vice President and Chief Financial Officer since August 2014. Mr. Pitts also served as Treasurer from August 2014 to March 2015 and Vice President and Chief Accounting Officer from January 2010 to September 2014. Prior to joining us, he served as an audit partner with Ernst & Young LLP. Prior to his employment at Ernst & Young LLP from 2002 to 2009, Mr. Pitts was a senior manager with Arthur Andersen. Mr. Pitts is a CPA and holds a B.S. in Accounting and Business from Southwest Baptist University.

Gerald A. Morton has served as General Counsel and Vice President of Business Development since 2008. Prior to joining us, Mr. Morton spent 15 years with Pogo Producing Company, where he held various positions including Vice President – Law, Corporate Secretary, and Senior Vice

President for Asia and Pacific Operations. Mr. Morton began his oil and gas industry career in 1982 working for Texaco as a geophysicist. Mr. Morton graduated from Brigham Young University with an Engineering Geology degree. He received his MBA in Finance in 1985 and a law degree in 1988, both from the University of Houston.

Richard H. Smith has served as Vice President of Land since August 2006. Prior to joining us, Mr. Smith held the position of Vice President of Land for Petrohawk Energy Corporation from March 2004 through August 2006. Mr. Smith served with Unocal Corporation from April 2001 until March 2004 where he held the position of Land Manager – Gulf Region USA with areas of concentration in the Outer Continental Shelf, Onshore Texas and Louisiana, and Louisiana State Waters. From September 1997 until March 2001, Mr. Smith held the position of Land Manager – Gulf Coast Region with Basin Exploration, Inc. Mr. Smith held various land management positions with Sonat Exploration Company, Michel T. Halbouty Energy Co., Pend Oreille Oil & Gas Company, and Norcen Explorer, Inc. from the time he began his career in 1980 until the time he joined Basin Exploration. Mr. Smith is a Certified Professional Landman with a B.B.A. in Petroleum Land Management from the University of Texas at Austin.

20	CARRIZO OIL & GAS

EXECUTIVE OFFICERS

Gregory F. Conaway has served as Vice President and Chief Accounting Officer since September 2014. Mr. Conaway joined the Company in July 2011 serving as Assistant Controller — Financial Reporting and served as Controller — Financial Reporting from May 2012 to September 2014. Prior to joining us,

Mr. Conaway worked for Ernst & Young LLP, holding positions of increasing responsibility including senior manager. Mr. Conaway began his career with Arthur Andersen in 1998. Mr. Conaway is a CPA and holds a M.B.A. and B.B.A. in Accounting from Angelo State University.

2019 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the objectives and components of the compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and each of our three other most highly compensated executive officers as of December 31, 2018, whom we collectively refer to as our “Named Executive Officers” and were as follows:

•	S.P. Johnson IV, President and Chief Executive Officer

•	Brad Fisher, Vice President and Chief Operating Officer

•	David L. Pitts, Vice President and Chief Financial Officer

•	Gerald A. Morton, General Counsel and Vice President of Business Development

•	Richard H. Smith, Vice President of Land

This Compensation Discussion and Analysis is divided into four sections:

•	Section 1 - Executive Summary

•	Section 2 - Executive Compensation Program Objectives

•	Section 3 - Executive Compensation Components

•	Section 4 - Tax Considerations of Executive Compensation

Section 1 - Executive Summary

The Compensation Committee oversees our compensation programs. Our compensation programs are designed to specifically address our desire to motivate and retain all of our employees.

Our executive compensation program is focused on tying a substantial portion of our Named Executive Officers total compensation to the Company’s performance in order to incentivize them to consistently build long-term shareholder value and to align the interests of our executives with those of our shareholders. The following Compensation Discussion and

Analysis explains how the Compensation Committee has structured our executive compensation program to achieve these objectives.

Although this section of the proxy statement specifically addresses the compensation program of our Named Executive Officers, we are focused on the compensation of all of our employees and structuring all of our compensation programs to reward behavior that we believe will ultimately increase shareholder value.

2018 Performance Highlights

During 2018, we executed on the plan that we began in 2017 to streamline our portfolio and focus on our highest-return plays in the Eagle Ford and Delaware Basin by continuing to build our Delaware Basin position through the acquisition of approximately 10,000 net bolt-on acres and divesting non-core operations in the

Niobrara as well as a portion of our assets in the Eagle Ford.

•	Increased daily total production by 12% and daily crude oil production by 13% year over year to 60,382 Boe/d and 38,992 Bbls/d, respectively, in 2018;

22	CARRIZO OIL & GAS

EXECUTIVE COMPENSATION

•

Shifted capital from the Delaware Basin to the Eagle Ford to take advantage of the superior returns that were offered from the play during 2018 as a result of weak local market pricing in the Delaware Basin;

•	Improved our unhedged EBITDA margin by approximately 37% from $26.24/Boe in 2017 to $35.90/Boe in 2018;

•	Increased our net acreage position in the Delaware Basin to over 46,000 net acres at year-end 2018 with the acquisition of approximately 10,000 net acres from Devon Energy Production Company, L.P.;

•	Redeemed $50.0 million of our outstanding Preferred Stock;

•	Redeemed the remaining $450.0 million of our 7.50% Senior Notes, where approximately 90% of the proceeds for the redemptions were from divestitures of non-core assets;
•	Reduced our ratio of Total Debt to EBITDA from 2.59 to 1.00 at year-end 2017 to 2.41 to 1.00 at year-end 2018, both calculated as defined under the terms of our credit agreement;

•	Increased the borrowing base under our revolving credit facility from $830.0 million to $1.3 billion, primarily as a result of the continued development of our Eagle Ford and Delaware Basin assets;

•	Increased proved reserves from year-end 2017 by 26% to 329.4 MMBoe, of which 55% was crude oil;

•	Increased our year-end 2018 proved developed reserves to 130.9 MMBoe, a 20% increase from year-end 2017; and

•	Exited 2018 with PV-10 of $4.1 billion, an increase of 55% versus year-end 2017;

2019 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

Pay For Performance: Total Shareholder Return

The following graph compares the cumulative total shareholder return (“TSR”) of our common stock over the five-year period ended December 31, 2018 with the cumulative TSR for the same period for the Standard and Poor’s 500 (“S&P 500”) Index, the Dow Jones U.S. Exploration and Production (“DJ U.S. E&P”) Index, our 2018 Compensation Peer Group, and our 2018 Stock Performance Peer Group.

The cumulative TSR assumes that $100 was invested, including reinvestment of dividends, if any, in our common stock on December 31, 2013, and in each of the S&P 500 and DJ U.S. E&P indexes and in each of the 2018 Compensation and Stock Performance Peer Groups on the same date. The results shown in the graph below are not necessarily indicative of future performance.

The DJ U.S. E&P Index is a weighted composite of 64 companies in the oil and gas exploration and production industry. See “Section 2—Executive Compensation Program Objectives—Compensation Should be Benchmarked” for a listing of the companies included in our 2018 Compensation Peer Group and “Section 3—Executive Compensation Components—Long-Term Equity-Based Incentive Awards” for a listing of the companies included in our 2018 Stock Performance Peer Group.

Pay-for-Performance: Significant At-Risk Compensation

The Compensation Committee reviews and adjusts the compensation of our executives each year to ensure continued alignment with the goals and objectives of the Company, as well as motivate executives to maximize long-

term value creation for our shareholders. This has been accomplished by continuing to weight a significant portion our executive total compensation towards at-risk, variable compensation.

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Effect of Company Share Price Performance on Chief Executive Officer Realizable Compensation

The most significant component of our CEO’s variable, at-risk compensation is long-term equity-based incentive awards which consist of RSUs, Cash SARs, and performance shares. Our CEO’s realizable compensation varies significantly based on changes in the Company’s share price. Realizable compensation is not a substitute for targeted compensation in evaluating our executive compensation, but we believe it is important to understand the impact the Company’s share price performance has on our CEO’s realizable compensation.

The following chart demonstrates how the Company’s share price performance significantly impacts our CEO’s realizable compensation.

Target Compensation vs. Realizable Compensation

(In thousands)

Target compensation is calculated as the sum of base salary, target annual incentive bonus, and the grant date fair value of long-term equity-based incentive awards. Realizable compensation is calculated as the sum of base salary, actual annual incentive bonus paid, and the intrinsic value of the long-term equity-based incentive awards based on the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2018 of $11.29 per share. The intrinsic value of the long-term equity-based incentive awards is calculated as follows:

•	for RSUs, the closing share price on December 31, 2018 multiplied by the number of RSUs granted in each year;

•

for performance shares, the closing share price on December 31, 2018 multiplied by the number of performance shares granted in each year and the applicable payout multiplier as if December 31, 2018 was the end of the performance period; and

•

for Cash SARs, the closing share price on December 31, 2018 minus the Cash SARs exercise price multiplied by number Cash SARs granted in each year. Because the closing share price on December 31, 2018 was less than the exercise prices of the Cash SARs granted for each year presented in the table above, the intrinsic value of the Cash SARs is zero for each year.

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EXECUTIVE COMPENSATION

Our CEO’s realizable compensation is 51%, 49%, and 70% of target compensation for 2016, 2017, and 2018, respectively, primarily due to declines in the Company’s share price and demonstrates the significant impact our Company’s share price performance has on our CEO’s realizable compensation.

2018 Shareholder Advisory Vote on Executive Compensation

At our 2018 Annual Meeting of Shareholders, holders of 94.1% of the shares entitled to vote on the matter voted in favor of the compensation of the Named Executive Officers as described in our 2018 proxy statement. The Compensation Committee interpreted this strong level of shareholder support as affirmation of the elements and objectives of the Company’s executive compensation program. Although the Compensation Committee viewed the results of this advisory vote as an indication from shareholders that no change to our executive compensation program was necessary, the Compensation

Committee also considered information provided by its independent compensation consultant, including compensation decisions made by the compensation committees of companies included in our 2018 compensation peer group, when determining whether changes to our executive compensation program were necessary in 2019. The Compensation Committee will continue to consider the results of the annual shareholder advisory vote on executive compensation when making future executive compensation decisions.

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Executive Compensation Program and Corporate Governance Highlights

We believe our executive compensation for 2018 continued to align the interests of our executives with those of our shareholders. The following table summarizes the compensation best practices that we follow and the disfavored compensation practices that we avoid.

Compensation Best Practices That We Follow

✓

Majority “At-Risk” or Variable Compensation. The majority of our executive compensation is “at-risk” or variable. Our annual incentive bonus is based on performance relative to key operational and financial metrics that drive both our short-term and long-term corporate strategy. The value delivered by our long-term equity-based incentive awards is tied to both absolute share price performance as well as share price performance relative to our peers.

✓

Stock Ownership Guidelines. Named Executive Officers and Non-Employee Directors are required to maintain meaningful ownership of our stock to ensure their interests are closely aligned with the interests of our shareholders.

✓	Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors.

✓	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant who provides no other services to the Company.

✓

Compensation Benchmarking. The Compensation Committee annually reviews the composition of the peer group of companies and analysis of executive compensation prepared by its independent compensation consultant using market-based compensation data to ensure our executive compensation program is designed appropriately and takes into account market changes.

✓

Compensation Risk Assessment. There is an appropriate balance between long-term and short-term focus in our compensation programs and the Compensation Committee has the ability to exercise discretion to ensure risk mitigation occurs in management decision making.

✓

Clawback Policy. The Board of Directors is committed to adopting a clawback policy as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 when final regulations are adopted by the SEC and NASDAQ.

✓	Minimal Perquisites. We provide minimal perquisites to our Named Executive Officers that are not generally available to all other employees.

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Disfavored Compensation Practices That We Avoid

×	No Liberal Share Recycling. Neither the Prior Incentive Plan nor the 2017 Incentive Plan contains liberal share recycling.

×	No Repricing. No repricing or exchange of underwater stock options or SARs or other awards is permitted without shareholder approval.

×	No Payment of Dividends Prior to Vesting. No payment of dividends prior to the vesting of restricted stock or performance shares.

×

No Hedging or Derivatives Trading of the Company’s Securities. No hedging of the Company’s securities, including publicly traded options, puts, calls and short sales by Named Executive Officers or Non-Employee Directors permitted.

×	No Guaranteed Bonus. No guaranteed annual incentive bonus and no cash retention bonus for Named Executive Officers.

×	No Agreements to Provide Tax Gross-ups. No employment or other agreements that contain provisions entitling employees to tax gross-up payments.

×	No Single Trigger Cash Severance upon a Change in Control. The Company’s Change in Control Severance Plan requires a “double trigger” for cash severance.

×	No Supplemental Executive Retirement Benefits. We do not provide pensions or other supplemental executive retirement benefits to our Named Executive Officers.

Section 2 - Executive Compensation Program Objectives

Provide competitive total compensation opportunities that allow us to attract, retain, reward, and motivate talented management. We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. Unless circumstances warrant otherwise, we generally target executive total direct compensation near the market median of executives in equivalent positions at comparable companies, considering individual performance, responsibilities, experience, leadership, and contributions as well as the Company’s financial, operational, and share price performance.

Support a performance-based culture. Our executive compensation program is intended to provide the appropriate balance between fixed and variable compensation, cash and equity-based compensation, and short-term and long-term incentives with the majority of each executive’s total compensation “at-risk” or variable based on a combination of attainment of short-term goals in support of our Company’s long-term strategy and long-term stock performance both on an absolute basis and relative to our peer companies. Our program is structured to require a commitment to performance because total compensation at the market is not guaranteed. Therefore, our program is designed to reward above-target compensation when performance is warranted and below-target compensation when performance does not meet expectations.

Align our executives’ interests with those of our shareholders. We believe that we achieve alignment of executives’ and shareholders’ interests by providing a substantial portion of total compensation in the form of long-term equity-based incentives that tie executive pay to stock price performance and through stock ownership guidelines that ensure our executives have a meaningful ownership stake in the Company.

Encourage appropriate risk management. We believe that effective leadership requires taking prudent business risks while

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discouraging excessive risk-taking. To encourage this balance, we have structured our compensation programs to include approximate three-year vesting schedules on long-term equity-based incentive awards and an annual incentive bonus using a combination of short-term financial and operational objectives. We also mitigate risk by exercising discretion in determining the payout of annual incentive bonuses rather than relying solely on a formula. We regularly review our compensation programs to ensure that our executives are not encouraged to take inappropriate or excessive risks.

Responsibilities of the Compensation Committee

The Compensation Committee oversees the Company’s compensation programs, administers the 2017 Incentive Plan, the Prior Incentive Plan, and the Cash SAR Plan, and reviews and approves all compensation decisions relating to our executives. The Compensation Committee is authorized by the Board of Directors and the Compensation

Committee Charter to make all the decisions regarding compensation for executives without ratification or other action by the Board of Directors. The Compensation Committee also advises the Board of Directors on the adoption of policies that govern the Company’s compensation programs.

Independent Compensation Consultant

Pearl Meyer serves as independent compensation consultant for and reports directly to the Compensation Committee. Representatives of Pearl Meyer attend Compensation Committee meetings, as requested, and communicate with the Compensation Committee informally between meetings as necessary. Pearl Meyer assists and advises the Compensation Committee on all aspects of our executive compensation program. Services provided by the independent compensation consultant include:

•	reviewing the compensation and stock performance peer groups and recommending changes, as necessary;

•	reviewing executive compensation based on an analysis of market-based compensation data;

•	analyzing the effectiveness of our executive compensation program and recommending changes, as necessary; and
•	evaluating how well our executive compensation adheres to program objectives.

To facilitate the delivery of these services to the Compensation Committee, Pearl Meyer interfaces with our management, particularly our CFO and our Vice President of Human Resources. In 2018, Pearl Meyer did not provide any services to the Company other than those requested by the Compensation Committee and related to Pearl Meyer’s engagement as the independent compensation consultant to the Compensation Committee.

Other than those services requested by the Compensation Committee, Pearl Meyer did not have any business or personal relationships with members of the Compensation Committee or executives of the Company, did not own any of the Company’s common stock and maintained policies and procedures designed to avoid such conflicts of interest. As such, the Compensation Committee determined the engagement of Pearl Meyer in 2018 did not create any conflicts of interest.

Compensation Should Be Benchmarked

The Compensation Committee engages Pearl Meyer to annually review the compensation peer group used for executive compensation decisions. Pearl Meyer’s process considers the prior year compensation peer group as the starting point, and expands the pool of potential peers by reviewing peers of peers, peers identified by proxy advisory firms and other

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EXECUTIVE COMPENSATION

peers identified from analyst reports and independent research. Pearl Meyer refines its list of potential peers using criteria such as industry focus, corporate structure, operational similarity and financial size with a focus on identifying a peer group of 15-20 domestic independent exploration and production companies with operations in either or both of the Company’s two basins and where the Company is within a reasonable range of the peer group median for revenues and/or market capitalization with final peer group selections made after considering input from management. The resulting compensation peer group, along with any changes in the composition of the peer group, is reviewed and approved by the Compensation Committee.

The compensation peer groups used for executive compensation decisions in 2017, 2018 and 2019 are presented in the table below. From 2017 to 2018, five companies were removed due to a lack of operational similarity as a result of the Company’s sale of its Utica, Marcellus, and Niobrara assets. In order to maintain an appropriately sized peer group, six companies were added that met the operational similarity, financial size and other criteria discussed above. From 2018 to 2019, two companies were removed as they no longer met the financial size criteria discussed above and in order to maintain an appropriately sized peer group, one company was added that met the operational similarity, financial size and other criteria discussed above. A separate peer group is used in connection with our performance share awards as described below under “Executive Compensation Components—Long-Term Equity-Based Incentive Awards—Performance Shares.”

	2017 Compensation Peer Group	2018 Compensation Peer Group	2019 Compensation Peer Group
Bill Barrett Corporation	X
Callon Petroleum Company		X	X
Centennial Resource Development, Inc.		X	X
Diamondback Energy, Inc.	X	X
Energen Corporation		X	X
EP Energy Corporation	X	X	X
Gulfport Energy Corporation	X
Halcón Resources Corporation			X
Jagged Peak Energy Inc.		X	X
Laredo Petroleum, Inc.	X	X	X
Matador Resources Company	X	X	X
Oasis Petroleum Inc.	X	X	X
Parsley Energy, Inc.	X	X	X
PDC Energy, Inc.	X	X	X
QEP Resources, Inc.		X	X
Range Resources Corporation	X
Resolute Energy Corporation		X	X
Rice Energy Inc.	X
RSP Permian, Inc.	X	X	X
Sanchez Energy Corporation	X	X
SM Energy Corporation	X	X	X
Whiting Petroleum Company	X
WPX Energy, Inc.	X	X	X
Total Number of Peers in Compensation Peer Group	16	17	16

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The Compensation Committee considers the results of Pearl Meyer’s executive compensation review to ensure that compensation decisions are appropriate, reasonable and consistent with the Company’s compensation program objectives and competitive with executive compensation of companies against which we compete for business opportunities, investment dollars, and executive talent. To maintain independence and objectivity, the input and interpretation of data sources, methodology of consolidating data, and marketplace statistics included in Pearl Meyer’s executive compensation review were compiled without any input from management except for explanations of position functions.

The market-based compensation data included in Pearl Meyer’s executive compensation review is based on compensation peer group proxy compensation data and published industry compensation survey data. Proxy data is generally favored over survey data with the weighting based on the number of position matches available in the compensation peer group. Pearl Meyer’s 2018 executive compensation review was based on the following weighting:

Named Executive Officer	Number of Position Matches in 2018 Compensation Peer Group	Proxy Data Weighting	Survey Data Weighting
S. P. Johnson IV	17	100%	0%
Brad Fisher	14	100%	0%
David L. Pitts	15	100%	0%
Gerald A. Morton	12	70%	30%
Richard H. Smith	6	50%	50%

Section 3 - Executive Compensation Components

Our executive compensation program consists of the following components:

•	base salary;

•	annual incentive bonus;

•	long-term equity-based incentive awards;
•	severance and change in control benefits; and

•	perquisites and other benefits.

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EXECUTIVE COMPENSATION

2018 Targeted Compensation Mix

The charts below show the 2018 targeted total direct compensation mix of our Chief Executive Officer and other Named Executive Officers. As the charts illustrate, 88% and 83% of targeted total compensation for our Chief Executive

Officer and other Named Executive Officers, respectively, is attributable to the performance-based annual incentive bonus and long-term equity-based incentive awards, and thus is variable and tied to performance (i.e. “at-risk”).

Base Salary

Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates the individual executive for day to day contributions to our success. Unless circumstances warrant otherwise, we generally target base salaries near the 50th percentile of executives in equivalent positions at comparable companies.

After considering the recommendations of our CEO for adjustments to base salaries for executives other than himself and competitive market data provided by its independent compensation consultant, in March 2018, the Compensation Committee approved the 2018 base salaries of the Named Executive Officers as set forth below. Changes in base salaries are generally effective April 1 of each year.

Named Executive Officer	2017 Base Salary	2018 Base Salary	% Change
S. P. Johnson IV	$670,000	$670,000	0%
Brad Fisher	485,000	500,000	3%
David L. Pitts	430,000	475,000	10%
Gerald A. Morton	383,000	395,000	3%
Richard H. Smith	346,000	357,000	3%

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Annual Incentive Bonus

Executives are eligible for an annual incentive bonus which is designed to focus executives on achieving our annual corporate plan linked to our strategy. Execution against our annual corporate plan is important to drive long-term shareholder value by improving financial strength, managing costs, and investing in projects that will deliver future value. We employ balanced financial and operational performance metrics to further specific objectives of our strategy, such as crude oil production, cost management, and capital efficiency.

Annual incentive bonus targets, expressed as a percentage of base salary, are established for each executive. Each executive’s annual incentive bonus payout opportunity ranges from zero to 200% of target based on the Company’s actual results relative to performance metric targets. Actual annual incentive bonuses paid could be more or less than the calculated payout as determined by the Compensation Committee in its discretion.

After considering the recommendations of our CEO for adjustments to annual incentive bonus targets for executives other than himself and competitive market data provided by Pearl Meyer, in March 2018, the Compensation Committee approved the 2018 annual incentive bonus targets of the Named Executive Officers as set forth below, which remained unchanged from 2017:

Named Executive Officer	2018 Annual Incentive Bonus Target (% of Base Salary)
S.P. Johnson IV	100%
Brad Fisher	90%
David L. Pitts	90%
Gerald A. Morton	90%
Richard H. Smith	80%

Each year, the Compensation Committee approves the annual incentive bonus performance metrics, weighting factors, and targets after considering input from its independent compensation consultant, including a review of the annual incentive bonus performance metrics used by companies included in our compensation peer group.

The table below sets forth the performance metrics, weighting factors, and targets for executives’ 2018 annual incentive bonus, which were approved by the Compensation Committee in March 2018, along with the Company’s 2018 actual results and payout levels achieved. The performance metric targets were based on the Company’s 2018 corporate plan and consistent with the Company’s 2018 annual guidance included in its February 26, 2018 press release. The 2018 performance metrics and targets set forth below are also consistent with those established for non-executive employees’ 2018 annual incentive bonus (other than cash G&A, which is not a performance metric for non-executive employees).

Our 2018 target for cash G&A was $53.5 million, 35% higher than the 2017 actual cash G&A of $39.7 million. This is primarily due to excluding annual bonuses from our 2017 target for cash G&A (and therefore also excluding annual bonuses from the 2017 actual results) as well as the impact of the Company’s August 2017 acquisition of properties in the Delaware Basin. This acquisition and associated increase in drilling and completion activity resulted in an increase in employee headcount in late 2017 and an additional increase in employee headcount was expected for 2018.

Our 2018 target for lease operating expense was $7.88/Boe, approximately 8% higher than the 2017 actual lease operating expense of $7.30/Boe. This is primarily due to processing fees for certain of our natural gas and NGL

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EXECUTIVE COMPENSATION

processing contracts that, effective January 1, 2018, were presented in lease operating expense as a result of the adoption of Accounting Standards Codification 606 – Revenue from Contracts with Customers as well as an increased proportion of total production from crude oil properties, which have a higher operating cost per Boe than natural gas properties, as a result of the divestiture of our assets in Marcellus in the fourth quarter of 2017.

Our initial 2018 target for drill-bit finding and development cost was revised from a threshold of $12.00/Boe, target of $11.00/Boe, and maximum of $9.50/Boe to those presented in the table below as a result of our mid-2018 shift in capital from the Delaware Basin to the Eagle Ford, which carries higher drill-bit finding and development costs. The Compensation Committee approved these revisions since this shift in capital was not contemplated when they approved our initial 2018 target.

2018 Operational and Financial Metrics	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	Weighting Factor	Payout Achieved
Daily Oil Production (Bbls/d)	38,610	39,138	41,469	38,991	50%	43%
Drill-Bit Finding and Development Cost ($/Boe)	$13.05	$12.05	$10.55	$12.02	30%	30%
Lease Operating Expense ($/Boe)	$8.25	$7.88	$7.13	$7.19	15%	29%
Cash G&A Expense ($ in thousands)	$54,500	$53,500	$49,875	$52,050	5%	7%
Total Payout Achieved						109%

Despite 2018 actual results achieving 109% of targeted performance, considering the Company’s recent share price performance, management recommended, and the Compensation Committee approved, the exercise of negative discretion to reduce the payout to 106% of target, which corresponded to the payout level for non-executive employees. The actual 2018 annual incentive bonuses, which were paid to Named Executive Officers in March 2019, along with the 2018 annual incentive bonus targets, are set forth below:

	2018 Annual Incentive Bonus
Named Executive Officer	Target	Actual
S.P. Johnson IV	$670,000	$710,200
Brad Fisher	450,000	477,000
David L. Pitts	427,500	453,150
Gerald A. Morton	355,500	376,830
Richard H. Smith	285,600	302,736

The table below sets forth the performance metrics, weighting factors, and targets for executives’ 2019 annual incentive bonus, which were approved by the Compensation Committee in February 2019.

The Company continues to set more rigorous performance metric targets which are reflected in the table below. The performance metric targets were based on the Company’s 2019 corporate plan and consistent with the Company’s annual guidance included in its February 25, 2019 press release. The 2019 performance metrics and targets set forth below are also consistent with those established for non-executive employees’ 2019 annual incentive bonus (other than cash G&A which is not a performance metric for non-executive employees).

2019 Operational and Financial Metrics	Threshold (50%)	Target (100%)	Maximum (200%)	Weighting Factor
Daily Oil Production (Bbls/d)	42,084	42,399	44,850	50%
Drill-Bit Finding and Development Cost ($/Boe)	$11.50	$10.50	$9.00	30%
Lease Operating Expense ($/Boe)	$7.75	$7.38	$6.65	15%
Cash G&A Expense ($ in thousands)	$53,000	$52,000	$48,450	5%

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Considerations Regarding our Annual Incentive Bonus Program

In determining the payout achieved for our annual incentive bonus, actual results and performance metric targets are adjusted to exclude the impacts of acquisitions and divestitures. This eliminates any benefit or detriment to the payout as a result of transactions that were not anticipated at the time the performance metric targets were established. In addition, because of such adjustments, actual results shown above may not agree with the related amounts included in the Company’s consolidated financial statements.

While we do not include TSR, return on capital employed, or other return based performance metric in our annual incentive bonus program, we believe that the Company’s performance relative to target for crude oil production, operating costs, and capital efficiency related performance metrics are key drivers of our share price performance. Although very few of the companies in our compensation peer group currently include return based performance metrics in their annual incentive bonus program, we will continue to monitor our compensation peer group to identify changes in practice.

Long-Term Equity-Based Incentive Awards

The objectives of our long-term incentive plan are to attract and retain the services of executives, encourage a sense of proprietorship, stimulate the active interest in our development and financial success, and align their interests with those of our shareholders. We intend to achieve these objectives by granting awards designed to provide our executives with a meaningful proprietary interest in our growth and performance.

One of the fundamental philosophies of our compensation program is that all of our full-time employees are eligible for grants of long-term equity-based incentive awards, which consist entirely of RSUs for all non-executive full-time employees. The Compensation Committee believes that long-term equity-based incentive awards give employees a direct interest in the financial results and performance of the Company, furthering our goal of aligning the interests of each employee with those of our shareholders.

Determining the Amount of Long-Term Equity-Based Incentive Compensation

Unless circumstances warrant otherwise, the amount of long-term incentives granted to each executive is generally based on the amount that results in targeted total direct compensation near the market median of executives in equivalent positions at comparable companies, considering individual performance, responsibilities, experience, leadership, and contributions, as well as the Company’s financial, operational, and share price performance.

Allocating Amount of Long-Term Equity-Based Incentive Compensation Among Award Types

In 2018, the amount of long-term equity-based incentive awards granted to executives was allocated 65% to RSUs, 25% to SARs to be settled in cash (“Cash SARs”) and 10% to performance shares. In the Compensation Committee’s opinion, awards of RSUs provide an effective retention incentive and therefore, long-term equity-based incentive compensation has historically been weighted more towards RSUs than other types of awards.

We believe this combination of long-term equity-based incentive awards provides incentives that capture absolute TSR as well as TSR relative to companies included in our stock performance peer group and are generally consistent with the types of long-term equity-based incentive awards used by companies included in our compensation peer group.

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EXECUTIVE COMPENSATION

2018 Grants of Long-Term Equity-Based Incentives

After considering the recommendations of our CEO for long-term equity-based incentive awards for executives other than himself and competitive market data provided by its independent compensation consultant, on March 9, 2018, the Compensation Committee approved the 2018 grants of long-term equity-based incentive awards to the Named Executive Officers as set forth below.

	Grant Date Fair Value of 2018 Long-Term Equity-Based Incentive Awards(1)
Name Executive Officer	RSUs	Cash SARs		Performance Shares	Total
S.P. Johnson IV	$2,795,031	$1,075,020		$430,919	$4,300,970
Brad Fisher	1,722,507	662,523		265,561	2,650,591
David L. Pitts	1,428,741	549,523		220,280	2,198,544
Gerald A. Morton	874,259	536,268	(2)	134,794	1,545,321
Richard H. Smith	596,732	229,504		91,995	918,231

(1)

The numbers of RSUs, Cash SARs, and performance shares granted presented in “Grants of Plan-Based Awards” were determined by dividing the grant date fair value of the awards by the respective grant date fair value per unit as described below.

(2)

Included in the Cash SARs granted was a special award for Mr. Morton with a grant date fair value of $200,012 in recognition of his efforts related to the Delaware Basin acquisition in August 2017 and divestitures in late 2017 and early 2018. This special award is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for 2017 as this was an additional bonus that was paid with Cash SARs in lieu of cash. Further details of this special award are presented in “Grants of Plan-Based Awards” .

RSUs

The RSUs were granted under the 2017 Incentive Plan with a grant date fair value per RSU of $14.67, the closing price of the Company’s common stock on the March 9, 2018 grant date. The RSUs vest ratably over an approximate three-year period, one-third of which vested on March 17, 2019, and an additional one-third of which will vest on each of March 17, 2020 and March 17, 2021.

Cash SARs

The Cash SARs were granted under the 2017 Incentive Plan at an exercise price of $14.67, the closing price of the Company’s common stock on the March 9, 2018 grant date with a grant date fair value per Cash SAR of $7.89, based on a Black-Scholes-Merton option pricing model. The Cash SARs vest ratably over an approximate three-year period, one-third of which vested on March 17, 2019 and an additional one-third of which will vest on each of March 17, 2020 and March 17, 2021. All of the Cash SARs expire March 17, 2025.

Performance Shares

The performance shares were granted under the 2017 Incentive Plan with a grant date fair value per performance share of $19.09, based on a Monte Carlo simulation model calculated as of the March 9, 2018 grant date. The performance shares cliff vest on March 17, 2021, with the actual number of performance shares to vest ranging from zero to 200% of target based on the Company’s TSR relative to our 2018 Stock Performance Peer Group over an approximate three-year performance period. Linear interpolation will be used to determine the payout multiplier for relative TSR that falls between the percentiles listed above.

As a result of the Company’s final TSR ranking during the performance period, a multiplier of 88% was applied to the 56,517 target performance shares granted in 2015, resulting in the vesting of 49,458 shares in March 2018 and 7,059 shares that did not vest. As a result of the Company’s final TSR ranking during the performance period, a multiplier of 75% was applied to the 41,651 target performance shares granted in 2016, resulting in the vesting of 31,244 shares in March 2019 and 10,407 shares that did not vest.

The Compensation Committee engages Pearl Meyer to annually review the stock performance peer group used to determine

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relative TSR for the performance shares. Pearl Meyer follows a process similar to that used to review the compensation peer group except that the selection of companies is not limited to those with a similar financial size and operational similarity is defined as companies with operations in multiple basins similar to the Company with final peer group selections made after considering input from management. The resulting stock performance peer group, along with any changes in the composition of the peer group, is reviewed and approved by the Compensation Committee.

The stock performance peer groups used to determine relative TSR for the performance shares granted in 2017, 2018, and 2019 are presented in the table below. From 2017 to 2018, seven companies were removed due to a lack of operational similarity either as a result of the Company’s sale of its Utica, Marcellus, and Niobrara assets or because the companies no longer had operations in multiple basins similar to the Company. In order to maintain an appropriately sized peer group, five companies were added with operations in multiple basins similar to the Company. From 2018 to 2019, two companies were removed, one company due to lack of operational similarity because the company no longer had operations in multiple basins similar to the Company and the other company due to its significantly smaller financial size. In order to maintain an appropriately sized peer group, one company was added with operations in multiple basins similar to the Company.

	2017 Stock Performance Peer Group	2018 Stock Performance Peer Group	2019 Stock Performance Peer Group
Antero Resources Corporation	X
Bill Barrett Corporation	X
Chesapeake Energy Corporation	X	X	X
Cimarex Energy Co.		X	X
Denbury Resources Inc.			X(1)
Devon Energy Corporation	X	X	X
Encana Corporation		X	X
EOG Resources, Inc.	X	X	X
EP Energy Corporation	X	X	X
Gulfport Energy Corporation	X
Laredo Petroleum, Inc.	X
Marathon Oil Corporation	X	X	X
Matador Resources Company		X	X
Noble Energy, Inc.	X	X	X
Oasis Petroleum Inc.	X	X	X
PDC Energy, Inc.	X	X	X
QEP Resources, Inc.		X
Range Resources Corporation	X
Rice Energy Inc.	X
Sanchez Energy Corporation	X	X
SM Energy Corporation	X	X	X
Whiting Petroleum Corp.	X
WPX Energy, Inc.		X	X
Total Number of Peers in Stock Performance Peer Group	17	15	14

(1)

The Compensation Committee approved the addition of Denbury Resources Inc. (“Denbury”) to our 2019 Stock Performance Peer Group subject to the closing of Denbury’s previously announced agreement to acquire Penn Virginia Corporation. Subsequent to the approval of the 2019 Stock Performance Peer Group, Denbury announced that it had mutually agreed with Penn Virginia to terminate that agreement and accordingly, Denbury will be excluded from the 2019 Stock Performance Peer Group listed above.

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EXECUTIVE COMPENSATION

Severance and Change in Control Benefits

As described in more detail under “—Employment Agreements and Change in Control Severance Plan” and “—Potential Payments to the Named Executive Officers Upon Termination or Change in Control,” we have entered into employment agreements with the Named Executive Officers (the “Amended and Restated Employment Agreements”) and, in 2019, adopted the Carrizo Oil & Gas, Inc. Change in Control Severance Plan (the “CIC Plan”) that provide for specified severance pay and benefits upon certain termination events, including termination events after a change in control. The Amended and Restated Employment

Agreements and CIC Plan contain pay and benefits provisions that we believe are comparable to similar provisions employed by a majority of the companies in our 2019 Compensation Peer Group. The Compensation Committee believes the Amended and Restated Employment Agreements and the CIC Plan encourage executives to remain in our employment, including in the event of a change in control of the Company and during circumstances which indicate that a change in control may occur. The Compensation Committee believes this program is important in maintaining strong leadership and in encouraging retention in these situations.

Perquisites and Other Benefits

We pay premiums for supplemental life insurance for the Named Executive Officers and make matching 401(k) contributions for the Named Executive Officers and all of our other employees. We believe providing these benefits as part of our overall compensation package is necessary to attract and retain highly qualified executives and that these benefits are comparable to those provided by our 2018 Compensation Peer Group.

Clawback Provisions

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Board of Directors has not adopted a formal clawback policy to recoup incentive based compensation in the event of a financial statement restatement. Section 304 of Sarbanes-Oxley mandates that the CEO and CFO reimburse the Company for any bonus or other incentive-based or equity-based compensation they received and any profits from the sale of securities they realized in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. The Board of Directors has reaffirmed that the Company will adopt a clawback policy as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 when final regulations are adopted by the SEC and NASDAQ.

38	CARRIZO OIL & GAS

EXECUTIVE COMPENSATION

Stock Ownership Guidelines

To align the interests of our Named Executive Officers with the interests of the Company’s other shareholders, our Named Executive Officers must comply with stock ownership guidelines as set forth in the table below:

Position	Stock Ownership Guidelines
Chief Executive Officer	5x Base Salary
Chief Financial Officer	5x Base Salary
All other Named Executive Officers	3x Base Salary

Upon becoming a Named Executive Officer or receiving a promotion to the CEO or CFO position, the individual has a five-year period in which to comply with the stock ownership guidelines. Until the Named Executive Officer has reached their required ownership level, they must maintain at least 30% of the shares acquired upon vesting of RSUs and performance shares after selling shares to satisfy income tax withholding obligations. As of March 20, 2019, all Named Executive Officers were in compliance with the stock ownership guidelines.

Section 4 - Tax Considerations of Executive Compensation

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to compensation paid to each covered employee. For years prior to 2018, covered employees included all of our Named Executive Officers other than the CFO, with an exception to the deduction limit for compensation qualified as “performance-based”.

The enactment of the Tax Cuts and Jobs Act on December 22, 2017 repealed the exemption from Section 162(m)’s deduction limit for “performance-based” compensation and the limitation on deductibility was expanded to include any individual who is a Named Executive Officer in 2017 or any later calendar year. As a result, compensation paid to our Named Executive Officers in excess of $1 million will not be deductible for years subsequent to 2017, subject to limited transition relief for arrangements in place as of November 2, 2017.

Section 280G of the Code eliminates the deductibility of excess parachute payments made in connection with a change in control of a corporation, and Section 4999 of the Code imposes a 20% excise tax on such payments.

Excess parachute payments generally occur when the payments made in connection with a change in control exceed three times the participant’s base amount, which is generally the average W-2 earnings for the five calendar years immediately preceding the change in control. The Compensation Committee considers the impact of Section 280G and Section 4999 in connection with its design of executive compensation arrangements. As described further under “—Employment Agreements and Change in Control Severance Plan,” the Compensation Committee has removed the gross-up provisions related to Section 4999 of the Code, and has included provisions in the CIC Plan that will limit the payments made in connection with a change in control if capping such payments will result in a greater net after-tax benefit retained by the participant.

Despite the change in law with respect to Section 162(m) and the continuing constraints presented by Section 280G, the Compensation Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.

2019 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

Section 409A of the Code

To the extent one or more elements of compensation provided to employees is subject to Section 409A of the Code, the Company intends that these elements be compliant so that the employees are not subject to income inclusion at vesting and the additional income taxes imposed by Section 409A. Section 409A requires that “deferred compensation” either comply with certain deferral election, payment timing, and other rules or be subject to a 20% additional income tax and interest at a premium rate imposed on the person who is to receive the deferred compensation. The Company believes that if the adverse tax consequences of Section 409A become applicable to the Company’s compensation arrangements such arrangements would be less efficient and less effective in incentivizing and retaining employees. The Company intends to operate its compensation arrangements so that they are compliant with or exempt from Section 409A and therefore, in 2008, amended or modified its compensation programs and awards, including the employment agreements to the extent necessary to make them compliant or exempt. The Amended and Restated Employment Agreements of the Named Executive Officers that are described further in “—Employment Agreements and Change in Control Severance Plan” no longer contain a provision for additional payments from the Company in the event that an additional tax is imposed under Section 409A.

Compensation Committee Report

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommends the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2019 Annual Meeting of Shareholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Compensation Committee of the Board of Directors

Roger A. Ramsey, Chairman

F. Gardner Parker

Robert F. Fulton

40	CARRIZO OIL & GAS

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Summary Compensation Table

The following table sets forth the compensation of the Company’s Named Executive Officers for 2018, 2017, and 2016.

Named Executive Officer and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation(4) ($)	Total ($)

S. P. Johnson IV	2018	$670,000	$3,225,950	$1,075,020	$710,200		$24,572	$5,705,742

President and Chief	2017	665,000	3,195,057	1,064,832	837,500		24,022	5,786,411

Executive Officer	2016	650,000	2,698,156	899,062	812,500		23,695	5,083,413

Brad Fisher	2018	$496,000	$1,988,068	$662,523	$477,000		$20,544	$3,644,135

Vice President and	2017	481,000	1,815,090	604,896	545,625		19,994	3,466,605

Chief Operating Officer	2016	470,000	1,731,586	576,990	528,750		19,667	3,326,993

David L. Pitts	2018	$463,000	$1,649,021	$549,523	$453,150		$21,274	$3,135,968

Vice President and	2017	419,000	3,831,284	443,688	483,750		20,724	5,198,446

Chief Financial Officer	2016	376,154	884,565	294,748	438,750		20,397	2,014,614

Gerald A. Morton	2018	$392,000	$1,009,053	$336,256	$376,830		$25,180	$2,139,319

General Counsel and	2017	380,000	978,797	326,208	630,887	(3)	24,630	2,340,522

Vice President of Business Development	2016	371,000	978,857	326,141	417,375		24,304	2,117,677

Richard H. Smith	2018	$354,000	$688,727	$229,504	$302,736		$21,411	$1,596,378

Vice President of Land	2017	343,000	668,352	222,744	346,000		20,861	1,600,957

	2016	335,000	668,392	222,696	335,000		20,534	1,581,622

(1)

The amounts shown for Stock Awards reflect the aggregate grant date fair values of RSUs and performance shares and the amounts shown for Option Awards reflect the aggregate grant date fair values of Cash SARs each calculated in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions for each of these awards, see Note 11 of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018. See “Grants of Plan-Based Awards Table” for further details.

(2)

Amounts reflect the annual incentive bonuses for 2018, 2017, and 2016 which were paid in the first quarter of 2019, 2018, and 2017, respectively. 75% of the 2016 annual incentive bonus was paid in cash and 25% was paid with grants of RSUs, which vested in a single installment substantially concurrent with the time of grant.

(3)

In 2017, Mr. Morton’s non-equity incentive plan compensation includes a special long-term Cash SAR with a grant date fair value of $200,012. These Cash SARs vest ratably over an approximate three-year period. See “Grants of Plan-Based Awards” for further details.

(4)	The amounts shown as “All Other Compensation” for 2018 include the following:

Named Executive Officer	Employer matching contributions under the Company’s Employees’ 401(k) Profit Sharing Plan ($)	Supplemental life insurance premiums ($)	Other compensation ($)	Total ($)
S. P. Johnson IV	$16,500	$4,572	$3,500	$24,572
Brad Fisher	16,500	544	3,500	20,544
David L. Pitts	16,500	1,274	3,500	21,274
Gerald A. Morton	16,500	5,180	3,500	25,180
Richard H. Smith	16,500	1,411	3,500	21,411

2019 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

Chief Executive Officer Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO. The pay ratio calculated by the Company is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, adjustments, and statistical sampling permitted under the rules, pay ratio disclosures may involve a degree of imprecision and may not be consistent with the methodologies used by other companies.

We selected December 31, 2018 as the date to identify our median employee utilizing actual total direct compensation for the most recently completed calendar year as the consistently applied compensation measure, which is defined as the sum of the annual base salary as of the end of the year, overtime paid during the year, the actual annual incentive bonus for the year that was paid in the following year, and the grant date fair value of long-term equity-based incentive awards granted during the year.

Once we identified the median employee, we then determined the total compensation that would have been reported in the Summary Compensation Table if the median employee had been a Named Executive Officer for 2018 which totaled $178,817. We determined the amount of the CEO’s annual total compensation to be $5,705,742 which represents the amount reported for the CEO in the total column for 2018 of our Summary Compensation Table. Based on the foregoing, the ratio of the CEO’s annual total compensation to the median annual total compensation (for all employees other than the CEO) for 2018 was 32 to 1.

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Grants of Plan-Based Awards

The table below contains information with respect to grants of plan-based awards to the Named Executive Officers during 2018.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)(3)	All Other Option Awards: Number of Rights (#)(4)		Grant Date Fair Value of Stock Awards ($)(5)
Named Executive Officer	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

S.P. Johnson IV	3/9/2018	$670,000	$1,340,000				190,527			$2,795,031

	3/9/2018							136,251		1,075,020

	3/9/2018			—	22,573	45,146				430,919

Brad Fisher	3/9/2018	$450,000	$900,000				117,417			$1,722,507

	3/9/2018							83,970		662,523

	3/9/2018			—	13,911	27,822				265,561

David L. Pitts	3/9/2018	$427,500	$855,000				97,392			$1,428,741

	3/9/2018							69,648		549,523

	3/9/2018			—	11,539	23,078				220,280

Gerald A. Morton	3/9/2018	$355,500	$711,000				59,595			$874,259

	3/9/2018							42,618		336,256

	3/9/2018							25,350	(6)	200,012

	3/9/2018			—	7,061	14,122				134,794

Richard H. Smith	3/9/2018	$285,600	$571,200				40,677			$596,732

	3/9/2018							29,088		229,504

	3/9/2018			—	4,819	9,638				91,995

(1)	Represents the 2018 annual incentive bonus target and maximum 2018 annual incentive bonus, which is 200% of the target annual incentive bonus.
(2)

Represents the number of target performance shares granted under the 2017 Incentive Plan that would vest upon the achievement of a threshold, target and maximum level of performance. The actual number of target performance shares that cliff vest on March 17, 2021 is based on the TSR of the Company’s common stock relative to the TSR achieved by our 2018 Stock Performance Peer Group. If the relative TSR is below the 25th percentile, then the payout will be 0% of the target performance shares. If the relative TSR is at the 25th percentile or higher, then a payout between 50% and 200% of the target performance shares will be achieved.

(3)	Represents RSUs granted under the 2017 Incentive Plan that vest ratably over an approximate three-year period on March 17, 2019, March 17, 2020 and March 17, 2021.
(4)

Represents the number of Cash SARs granted under the 2017 Incentive Plan that vest ratably over an approximate three-year period on March 17, 2019, March 17, 2020 and March 17, 2021. These Cash SARs have an exercise price of $14.67, which was the March 9, 2018 closing price of our common stock on the NASDAQ Global Select Market, and expire on March 17, 2025.

(5)

Represents the aggregate grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 11 of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018. The grant date fair value of RSUs granted under the 2017 Incentive Plan is based on the closing stock price of our common stock on the NASDAQ Global Select Market on the date of grant. The grant date fair values of Cash SARs and performance shares are based on a Black-Scholes-Merton option pricing model and a Monte Carlo simulation model, respectively.

(6)

Represents the special award of Cash SARs granted under the 2017 Incentive Plan to Mr. Morton in recognition of his efforts related to the Delaware Basin acquisition in August 2017 and divestitures in late 2017 and early 2018. This award has an exercise price of $14.67, which was the March 9, 2018 closing price of our common stock on the NASDAQ Global Select Market, vests ratably over an approximate three-year period on March 17, 2019, March 17, 2020 and March 17, 2021, and expires on March 17, 2025.

2019 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

Outstanding Equity-Based Awards at Fiscal Year-End

The table below presents information on the outstanding equity-based awards held by the Named Executive Officers as of December 31, 2018.

	Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(1)

S. P. Johnson IV	91,014		—		$27.30	3/17/2021
	44,368	(2)	44,368	(2)	26.94	3/23/2022
	—		136,251	(3)	14.67	3/17/2025
							28,557	(4)	$322,409
							68,524	(6)	773,636
							190,527	(8)	2,151,050
										10,074	(5)	$113,735
										12,123	(7)	136,869
										22,573	(9)	254,849
Brad Fisher	58,410		—		$27.30	3/17/2021
	25,204	(2)	25,204	(2)	26.94	3/23/2022
	—		83,970	(3)	14.67	3/17/2025
							18,327	(4)	$206,912
							38,928	(6)	439,497
							117,417	(8)	1,325,638
										6,465	(5)	$72,990
										6,887	(7)	77,754
										13,911	(9)	157,055
David L. Pitts	29,838		—		$27.30	3/17/2021
	18,487	(2)	18,487	(2)	26.94	3/23/2022
	—		69,648	(3)	14.67	3/17/2025
							9,362	(4)	$105,697
							28,552	(6)	322,352
							97,392	(8)	1,099,556
							104,559	(10)	1,180,471
										3,303	(5)	$37,291
										5,051	(7)	57,026
										11,539	(9)	130,275
Gerald A. Morton	33,016		—		$27.30	3/17/2021
	13,592	(2)	13,592	(2)	26.94	3/23/2022
	—		42,618	(3)	14.67	3/17/2025
	—		25,350	(11)	14.67	3/17/2025
							10,360	(4)	$116,964
							20,992	(6)	237,000
							59,595	(8)	672,828
										3,655	(5)	$41,265
										3,714	(7)	41,931
										7,061	(9)	79,719
Richard H. Smith	22,544		—		$27.30	3/17/2021
	9,281	(2)	9,281	(2)	26.94	3/23/2022
	—		29,088	(3)	14.67	3/17/2025
							7,074	(4)	$79,865
							14,334	(6)	161,831
							40,677	(8)	459,243
										2,496	(5)	$28,180
										2,536	(7)	28,631
										4,819	(9)	54,407

(1)	Based on the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2018 of $11.29 per share.
(2)

Represents an award of Cash SARs that vested ratably over an approximate two-year period on March 17, 2018 and March 17, 2019, subject to a performance condition. On July 27, 2017, the Compensation Committee certified that the performance condition had been met.

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(3)	Represents an award of Cash SARs that vest ratably over a three year period on March 17, 2019, March 17, 2020 and March 17, 2021.
(4)

Represents an award of RSUs that vest ratably over a three year period on March 17, 2017, March 17, 2018 and March 17, 2019, subject to a performance condition. On July 27, 2016, the Compensation Committee certified that the performance condition had been met.

(5)

Represents performance shares that are presented at 100% of the target award that cliff vest on March 17, 2019, subject to a performance condition. On July 27, 2016, the Compensation Committee certified that the performance condition had been met. The number of shares of common stock issuable upon vesting range from zero to 200% of the targeted shares granted based upon the performance of the Company’s TSR relative to our 2016 Stock Performance Peer Group at the end of an approximate three-year performance period.

(6)

Represents an award of RSUs that vest ratably over a three year period on March 17, 2018, March 17, 2019 and March 17, 2020, subject to a performance condition. On July 27, 2017, the Compensation Committee certified that the performance condition had been met.

(7)

Represents performance shares that are presented at 100% of the target award that cliff vest on March 17, 2020, subject to a performance condition. On July 27, 2017, the Compensation Committee certified that the performance condition had been met. The number of shares of common stock issuable upon vesting range from zero to 200% of the targeted shares granted based upon the performance of the Company’s TSR relative to our 2017 Stock Performance Peer Group at the end of an approximate three-year performance period.

(8)	Represents an award of RSUs that vest ratably over a three year period on March 17, 2019, March 17, 2020 and March 17, 2021.
(9)

Represents performance shares that are presented at 100% of the target award that cliff vest on March 17, 2021, subject to a performance condition. The number of shares of common stock issuable upon vesting range from zero to 200% of the targeted shares granted based upon the performance of the Company’s TSR relative to our 2018 Stock Performance Peer Group at the end of an approximate three-year performance period.

(10)

Represents a special award of RSUs granted to Mr. Pitts to reflect a market adjustment to his compensation, recognize his significant individual achievements, and encourage the retention of his services to the Company. These RSUs cliff vest on March 17, 2020.

(11)

Represents the special award of Cash SARs granted to Mr. Morton in recognition of his efforts related to the Delaware Basin acquisition in August 2017 and divestitures in late 2017 and early 2018. This award vests ratably over a three-year period on March 17, 2019, March 17, 2020 and March 17, 2021, and expires on March 17, 2025.

Option Exercises and Stock Vested

The following table shows information concerning the amounts realized by the Named Executive Officers upon the exercise of Cash SARs and the vesting of RSUs and performance shares during 2018:

	Option Awards		Stock Awards
Named Executive Officer	Number of SARs Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

S.P. Johnson IV	—	—	92,139	$1,440,133
Brad Fisher	—	—	56,651	885,455
David L. Pitts	—	—	33,360	521,417
Gerald A. Morton	—	—	31,303	489,266
Richard H. Smith	—	—	21,375	334,091

(1)	Represents the number of shares acquired upon vesting of RSUs and performance shares, without adjustment for the number of shares sold to satisfy applicable income tax withholding obligations.
(2)	Represents the value realized on the vesting date based on the closing price of our common stock on the NASDAQ Global Select Market.

2019 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Employment Agreements and Change in Control Severance Plan

The Company has entered into employment agreements with each of the Named Executive Officers listed below along with their annual base salary as of December 31, 2018.

Named Executive Officer and Current Position	Annual Base Salary

S. P. Johnson IV	$670,000
President and Chief Executive Officer

Brad Fisher	500,000
Vice President and Chief Operating Officer

David L. Pitts	475,000
Vice President and Chief Financial Officer

Gerald A. Morton	395,000
General Counsel and Vice President of Business Development

Richard H. Smith	357,000
Vice President of Land

Effective February 14, 2019, the Compensation Committee adopted the CIC Plan. The provisions of the CIC Plan are described below. As a condition to participate in the CIC Plan, the Named Executive Officers and other executives who are party to a pre-existing employment agreement with change in control protections were required to agree to an Amended and Restated Employment Agreement that, among other things:

(i) removes any gross-up payment to offset the effect of any excise tax imposed under Section 4999 of the Code in connection with payments contingent on a change in control as well as a gross-up payment to offset the effect of any additional taxes imposed under Section 409A of the Code,

(ii) removes the “modified single trigger” window period for cash payments required by employment agreements beginning one year following a change in control in which the Named Executive Officer would be required to terminate employment and receive severance (the plan does not remove the accelerated vesting provision of equity-based incentive awards),

(iii) provides a one-year non-compete covenant that will be applicable upon a termination following a change in control, and

(iv) conditions entitlement to severance benefits on the timely execution of a waiver and release.

Each of our Named Executive Officers agreed to the Amended and Restated Employment Agreement and became a participant in the CIC Plan.

Amended and Restated Employment Agreements

The Amended and Restated Employment Agreements each have an initial one-year term; provided that at the date of the agreement and on every day thereafter, the term of such employment agreement is automatically extended for one day, such that the remaining term of the agreement shall never be less than one year until an event (as described in the

46	CARRIZO OIL & GAS

EXECUTIVE COMPENSATION

applicable agreement) that gives rise to termination of employment occurs. Under each agreement, both the Company and the employee may terminate the employee’s employment at any time. Mr. Johnson’s agreement provides that he will serve as President, Chief Executive Officer and a member of the Board of Directors.

Upon termination of employment on account of disability or by the Company for any reason (except under certain limited circumstances defined as “for cause” in the applicable agreement), or if employment is terminated by the employee for good reason (as defined in the applicable agreement), under the agreements the employee will generally be entitled to the following in addition to annual base salary through the date of termination, accrued but unpaid annual incentive bonus for the prior fiscal year, any deferred compensation previously awarded or earned (plus accrued interests or earning thereon), and compensation for unused vacation time:

(i) a lump sum cash payment equal to 145% for Messrs. Johnson and Fisher and 97% in the case of Messrs. Morton, Pitts, and Smith of his annual base salary,

(ii) in lieu of a pro-rated annual incentive bonus for the year of termination, an immediate lump sum cash payment equal to 100% for Mr. Johnson, 90% for Messrs. Fisher, Pitts, and Morton, and 80% in the case of Mr. Smith of his annual base salary pro-rated based on the number of days in the fiscal year in which he was employed (unless his employment is terminated as a result of disability, in which case the lump sum is not pro-rated),

(iii) in lieu of continued participation in the Company’s welfare benefit plans, practices, programs and policies (other than the Company’s medical and dental plans) for the remaining employment period (as defined in the applicable agreement), a lump sum cash payment equal to 3% of the employee’s annual base salary,

(iv) continued medical and dental benefits coverage for the employee and his dependents for one year following his termination of employment, and

(v) the immediate vesting of any unvested equity-based incentive awards previously granted to such employee and outstanding as of the time immediately prior to the date of his termination and an extension of the period of exercisability of any such awards until the earlier of (A) one year following his date of termination or (B) the date such awards would have lapsed had the employee remained employed for the remaining term.

In the event of a termination under circumstances entitling the employee to severance benefits under the CIC Plan, the employee will be entitled to receive the severance benefits under the CIC Plan in lieu of the severance benefits under the Amended and Restated Employment Agreement. Notwithstanding the foregoing, if a change in control (as defined in the CIC Plan) occurs and if the employee’s employment with the Company is terminated within 12 months prior to the date on which a change in control occurs, and if it is reasonably demonstrated by the employee that such termination of employment or cessation of service as an officer (i) was at the request of a third party who has taken steps reasonably calculated to effect the change in control or (ii) otherwise arose in connection with or anticipation of the change in control, then the employee will be entitled to an additional payment equal to the difference between his “severance benefits” (as defined in the CIC Plan as described below) and the benefits received pursuant to his Amended and Restated Employment Agreement.

If employment terminates due to the death of the employee and other than during a window period, the Company will provide continued medical and dental benefits coverage for the employee’s dependents for one year following death and immediate vesting and extension of exercisability of equity-based awards as described above. Under the employment agreements of Messrs. Johnson, Fisher, Morton, Pitts, and Smith, the Company will also provide the employee with supplemental term life insurance protection with a death benefit as shown in the table below.

2019 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

The base salaries in each of these agreements are subject to periodic review and provide for increases generally consistent with increases in base salary awarded to other executives of the Company. Each agreement entitles the employee to participate in all of the Company’s incentive, savings, retirement and welfare benefit plans to the extent such plans are generally applicable to the other executive officers of the Company. The agreements each provide for an annual incentive bonus in an amount generally comparable to the annual incentive bonus of other Company executives, taking into account the individual’s position, responsibilities and accomplishments.

In the event of a dispute regarding the employee’s rights upon termination of employment, (i) the parties are required to submit the dispute to arbitration; (ii) the Company is only required to pay the employee’s attorneys’ fees pending a dispute if the termination occurred within two years after a change in control (as defined in the applicable agreement) or, in the case of a termination before a change in control, if the termination was not initiated by the employee (with or without good reason); and (iii) the Company is only required to pay the employee severance pending resolution of a dispute in the case of a termination within two years after a change in control.

Change In Control Severance Plan

As part of the Company’s compensation approach, the Compensation Committee considers severance and change in control benefits in order to further the Company’s goal of encouraging employees to remain in the Company’s employment. In 2018, our management began to analyze the benefits payable to the Named Executive Officers and other employees in the event of a change in control. Management noted that these benefits had been in place for many years, and included provisions that had grown less common over time. Management reported to the Compensation Committee that, based upon a review of publicly available data of the Company’s peers, and upon discussion with Pearl Meyer, the protections and benefits to the Named Executive Officers in the event of a change in control from the Company’s current arrangements were, in general, less than that made available to a majority of the companies in our 2019 Compensation Peer Group, which view was endorsed by Pearl Meyer. To address this issue and promote the retention of employees, management proposed the adoption of a severance plan that would cover all of the Company’s employees, including the Named Executive Officers. This plan provided for certain increased benefits to the Named Executive Officers; however, it was proposed that in order to participate, the Named

Executive Officers would be required to give up specified current benefits as described above. In February 2019, the Compensation Committee, following consultation with Pearl Meyer, approved this plan.

Pursuant to the CIC Plan, following a change in control and during the “protection period”, which period extends from the date of the change in control until the date two years following the change in control, in the case of the Named Executive Officers, if employment is terminated by the Company without cause, by the employee for good reason or as a result of death or disability (as such terms are defined in the CIC Plan), the employee is entitled to the following:

(i) a lump sum payment equal to the sum of (A) the employee’s annual base salary plus (B) the employee’s target annual incentive bonus for the calendar year in which the termination occurs, multiplied by 3.0 for Messrs. Johnson and Fisher and 2.5 for Messrs. Pitts, Morton, and Smith;

(ii) continued Company-paid health benefits for up to 18 months;

(iii) a pro-rated target annual incentive bonus for the calendar year in which the employee’s termination occurs;

48	CARRIZO OIL & GAS

EXECUTIVE COMPENSATION

(iv) the immediate vesting of any unvested equity-based incentive awards previously granted to such employee and outstanding as of the time immediately prior to the date of his termination if such awards do not otherwise vest in accordance with the terms of their grant and, to the extent applicable, remain exercisable for their full original term; and

(v) all unpaid salary and other outstanding amounts owed to the employee.

Entitlement to severance benefits will be conditioned on the timely execution of a waiver and release. In addition, as noted above, all Named Executive Officers have agreed to a one-year non-compete if they are terminated in connection with a change in control and receive benefits under the CIC Plan.

The CIC Plan does not include a tax gross-up provision for federal excise taxes that may be imposed on excess parachute payments under Section 4999 of the Code. Instead, the CIC Plan includes a modified cutback provision, which states that, if amounts payable to a participant under the CIC Plan (together with any other amounts that are payable as a result of a change in control, the “Payments”) exceed the amount allowed under Section 280G of the Code for such participant, thereby subjecting the participant to an excise tax under Section 4999 of the Code, then the Payments will either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the participant’s “base amount,” which is generally the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the participant to the excise tax. The Company will determine, in good faith, which alternative produces the best net after-tax position for a participant.

For purposes of the CIC Plan, a “change in control” generally has the same meaning as set forth in the 2017 Incentive Plan. For the full CIC Plan, see Exhibit 10.15 filed with our Annual Report on Form 10-K for the year ended December 31, 2018.

2019 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

Potential Payments to the Named Executive Officers Upon Termination or Change in Control

The following table provides a summary of the potential payments to each of the Named Executive Officers in connection with certain termination events, including a termination related to a change in control of our company. Information in this table assumes a termination date of December 31, 2018 and a price per share of our common stock of $11.29, the closing market price per share on December 31, 2018. Amounts included in this table reflect the effects of the Amended and Restated Employment Agreements and the CIC Plan, both of which became effective in February 2019.

Named Executive Officer	Voluntary Termination (No Good Reason/ No Change in Control) or Involuntary For Cause Termination	Good Reason/ Involuntary Not for Cause Termination	Change in Control Termination (Involuntary, Good Reason, Voluntary)	Death	Disability
S.P. Johnson IV
Severance payments	$—	$1,641,500	$4,020,000	$—	$1,641,500
Cash SARs(1)	—	—	—	—	—
Restricted stock units(2)	—	3,247,095	3,247,095	3,247,095	3,247,095
Performance shares(3)(4)(5)	—	571,114	505,453	230,535	230,535
Life insurance benefits(6)	—	—	—	2,085,000	—
Benefits continuation	—	37,380	25,920	37,380	37,380
Total	$—	$5,497,089	$7,798,468	$5,600,010	$5,156,510
Brad Fisher
Severance payments	$—	$1,175,000	$2,850,000	$—	$1,175,000
Cash SARs(1)	—	—	—	—	—
Restricted stock units(2)	—	1,972,047	1,972,047	1,972,047	1,972,047
Performance shares(3)(4)(5)	—	349,367	307,799	141,145	141,145
Life insurance benefits(6)	—	—	—	1,450,000	—
Benefits continuation	—	44,404	44,106	44,404	44,404
Total	$—	$3,540,818	$5,173,952	$3,607,596	$3,332,596
David L. Pitts
Severance payments	$—	$888,250	$2,256,250	$—	$888,250
Cash SARs(1)	—	—	—	—	—
Restricted stock units(2)	—	2,708,076	2,708,076	2,708,076	2,708,076
Performance shares(3)(4)(5)	—	270,141	224,592	100,483	100,483
Life insurance benefits(6)	—	—	—	1,402,500	—
Benefits continuation	—	30,709	24,689	30,709	30,709
Total	$—	$3,897,176	$5,213,607	$4,241,768	$3,727,518
Gerald A. Morton
Severance payments	$—	$738,650	$1,876,250	$—	$738,650
Cash SARs(1)	—	—	—	—	—
Restricted stock units(2)	—	1,026,792	1,026,792	1,026,792	1,026,792
Performance shares(3)(4)(5)	—	181,641	162,915	75,094	75,094
Life insurance benefits(6)	—	—	—	1,290,000	—
Benefits continuation	—	41,254	44,106	41,254	41,254
Total	$—	$1,988,337	$3,110,063	$2,433,140	$1,881,790

50	CARRIZO OIL & GAS

EXECUTIVE COMPENSATION

Named Executive Officer	Voluntary Termination (No Good Reason/ No Change in Control) or Involuntary For Cause Termination	Good Reason/ Involuntary Not for Cause Termination	Change in Control Termination (Involuntary, Good Reason, Voluntary)	Death	Disability
Richard H. Smith
Severance payments	$—	$631,890	$1,606,500	$631,890	$631,890
Cash SARs(1)	—	—	—	—	—
Restricted stock units(2)	—	700,939	700,939	700,939	700,939
Performance shares(3)(4)(5)	—	123,987	111,218	51,266	51,266
Life insurance benefits(6)	—	—	—	1,235,000	—
Benefits continuation	—	36,553	38,765	36,553	36,553
Total	$—	$1,493,369	$2,457,422	$2,655,648	$1,420,648

(1)

Represents the value of accelerated vesting of Cash SARs that were unvested at December 31, 2018. As the exercise price was below the closing market price per share of our common stock on December 31, 2018, the value is zero.

(2)	Represents the value of accelerated vesting of shares of RSUs that were unvested at December 31, 2018.
(3)

Represents the value of accelerated vesting of performance shares that were unvested at December 31, 2018 for Good Reason/Involuntary Not for Cause termination based on the number of shares of common stock that would vest based upon the actual performance of the Company’s TSR relative to our 2016 Stock Performance Peer Group, 2017 Stock Performance Peer Group, and 2018 Stock Performance Peer Group.

(4)

Represents the value of accelerated vesting of performance shares that were unvested at December 31, 2018 for Change in Control termination. If a change in control occurs in the first half of the performance period, then the Named Executive Officer will receive a payment for the number of shares of common stock granted based upon 100% of the target award and the closing market price per share of our common stock on the termination date. If a change in control occurs in the second half of the performance period, then the Named Executive Officer will receive a payment for the number of shares of common stock granted based upon the greater of 100% of the target award or the percentage of shares to be awarded based upon the Company’s TSR relative to the peer group (as defined in the award agreement) as of the termination date. Therefore, the value of the accelerated vesting of performance shares due to a change in control termination is based on 100% of the target award for the 2016, 2017, and 2018 performance shares.

(5)

Represents the value of accelerated vesting of performance shares that were unvested at December 31, 2018 for Death or Disability termination based on the number of shares of common stock that would vest based upon the actual performance of the Company’s TSR relative to our 2016 Stock Performance Peer Group, 2017 Stock Performance Peer Group, and 2018 Stock Performance Peer Group as of the date of termination, pro-rated for the number of completed months in the performance period.

(6)	Represents the death benefit of Company provided supplemental life insurance and group term life insurance.

2019 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

Information concerning our 2017 Incentive Plan and Prior Incentive Plan at December 31, 2018 is as follows:

Plan Category	Number of Securities to be Issued Upon Vesting of Options and Rights(1) (a)	Weighted- Average Exercise Price of Outstanding Options(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)
Equity compensation plans approved by security holders	2,448,876	N/A	258,785
Equity compensation plans not approved by security holders	—	—	—
Total	2,448,876	N/A	258,785

Information concerning our equity compensation plans at March 20, 2019 is as follows:

Plan Category	Number of Securities to be Issued Upon Vesting of Options and Rights(1) (a)	Weighted- Average Exercise Price of Outstanding Options(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)
Equity compensation plans approved by security holders	1,680,851	N/A	151,846
Equity compensation plans not approved by security holders	—	—	—
Total	1,680,851	N/A	151,846

(1)

Amount includes number of shares issuable upon vesting of restricted stock awards, RSUs, and performance shares granted under the Prior Incentive Plan and 2017 Incentive Plan. Amount does not include awards of Cash SARs granted under the Cash SAR Plan and SARs to be settled in cash granted under the 2017 Incentive Plan. As of March 20, 2019, there were approximately 1,881,255 shares subject to unvested RSUs granted in February 2019, that we currently intend to settle in cash upon vesting and are not included in this table. As further described in “Proposal 3—Approval of the Amendment and Restatement of the 2017 Incentive Plan of Carrizo Oil & Gas, Inc.”, if the amendment and restatement of the 2017 Incentive Plan is approved, we intend to settle these awards in shares of common stock rather than cash upon vesting, which will reduce the number of shares available for grant, utilizing the remaining 151,846 shares available and an additional 1,729,409 of the shares requested, leaving approximately 5,020,591 shares remaining for future issuance.

(2)	The weighted-average exercise price is not applicable because the shares issuable upon vesting of restricted stock awards, RSUs, and performance shares have no exercise price.
(3)	The number of securities remaining available for future issuance under our equity compensation plans assumes all future grants will be full value stock awards.

52	CARRIZO OIL & GAS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Board of Directors recognizes the interest the Company’s shareholders have in the compensation of our Named Executive Officers. In recognition of that interest and in accordance with the requirements of SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this proposal, commonly known as a “say on pay” proposal, provides our shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and objectives and the compensation tables. This advisory vote is intended to give our shareholders an opportunity to provide an overall assessment of the compensation of the Named Executive Officers.

We encourage you to review the discussions and information presented in “Executive Compensation,” including the “Compensation Discussion and Analysis” and the compensation tables and associated narrative disclosure, in considering how to cast your vote. As described in the “Compensation Discussion and Analysis” included in this proxy statement, the objectives of our executive compensation program are: (i) to provide competitive total compensation opportunities that allow us to attract, retain, reward, and motivate talented management; (ii) to support a performance-based culture; (iii) to align our executives’ interests with those of our shareholders, and (iv) to encourage appropriate risk management.

As an advisory vote, the shareholders’ vote on this proposal is not binding on our Board or the Company. However, we expect that the Compensation Committee will give consideration to the voting results on this proposal when making future decisions regarding compensation of the Named Executive Officers.

The Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies its policy on the frequency of holding such advisory votes, the next advisory vote following the vote on this Proposal 2 will occur in 2020.

Management will present the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement relating to the 2019 Annual Meeting pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved.”

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” to approve, on an advisory basis, the compensation of the Named Executive Officers.

2019 PROXY STATEMENT	53

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

The Board has unanimously approved the amendment and restatement of the 2017 Incentive Plan, subject to shareholder approval at the Annual Meeting, and recommends that the Company’s shareholders approve and adopt the amendment and restatement of the 2017 Incentive Plan (the “A&R 2017 Plan”). We intend to reserve an additional 6,750,000 shares for issuance pursuant to awards under the A&R 2017 Plan, which is in addition to the previously authorized 2,675,000 shares, of which approximately 151,846 shares as of March 20, 2019 remain available for grant pursuant to the 2017 Incentive Plan, assuming all future grants will be full value stock awards. If our shareholders approve the A&R 2017 Plan, shares that would otherwise become available for issuance under the 2017 Incentive Plan as a result of forfeitures, expiration, or cancellation of previously made awards will become available for issuance under the A&R 2017 Plan.

The A&R 2017 Plan is needed to continue our equity compensation program. As of December 31, 2018, there were 258,785 shares of common stock remaining available for grant under the 2017 Incentive Plan assuming all future grants will be full value stock awards. Any previously granted awards that are outstanding under the 2017 Incentive Plan will remain outstanding in accordance with their terms. As of March 20, 2019, an aggregate of 1,680,851 shares are subject to unvested restricted stock awards, RSUs, and performance shares. In addition, there were approximately 1,881,255 shares subject to unvested RSUs granted in February 2019, that we currently intend to settle in cash upon vesting if the A&R 2017 Plan is not approved. Such awards are not currently considered in determining either the number of shares issuable upon the settlement of outstanding awards under the 2017 Incentive Plan or the number of shares of common stock remaining available for grant under the 2017 Incentive Plan. However, if the A&R 2017 Plan is approved, we intend to settle such awards in shares of common stock rather than cash upon vesting, which will reduce the number of shares available for grant, utilizing the remaining 151,846 shares available and an additional 1,729,409 of the shares requested, leaving approximately 5,020,591 shares remaining for future issuance. See also “Executive Compensation — Equity Compensation Plans Information” for additional information concerning our equity compensation plans.

If the A&R 2017 Plan is not approved by the shareholders, we will not be able to continue our equity-based long-term incentive program, and we may be required to significantly increase the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees.

The Company considers the A&R 2017 Plan an essential element of total compensation and believes the A&R 2017 Plan promotes its interests and the interests of its shareholders by:

•	attracting and retaining the services of key employees, qualified directors, and qualified independent contractors; and

•

encouraging the sense of proprietorship in and stimulating the active interest of those persons in the development and financial success of the Company by making awards designed to provide participants in the A&R 2017 Plan with proprietary interest in the growth and performance of the Company.

Shareholder approval of the A&R 2017 Plan will also constitute approval for purposes of satisfying the shareholder approval requirements under Section 422 of the Code so that the Compensation Committee may grant incentive stock options, or ISOs.

54	CARRIZO OIL & GAS

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

Best Practices

✓

Independent Oversight. The Compensation Committee of our Board of Directors, composed solely of independent directors, will approve all grants made under the A&R 2017 Plan; provided, however, that the Compensation Committee may delegate to any committee of the Board, to the Chief Executive Officer and to any of our other senior officers its duties under the A&R 2017 Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that such delegation will not extend to the authority to make awards to participants who are subject to Section 16(a) of the Exchange Act. As with the 2017 Incentive Plan, the Compensation Committee has delegated to the special stock award committee of our Board of Directors, which committee consists solely of Mr. Johnson in his capacity as a director, the authority to grant awards or modify awards up to an aggregate grant date or modification date fair value not to exceed $250,000 per individual. See “Committees of the Board of Directors” for information regarding the special stock award committee.

✓	No Repricing of Options or SARs. The A&R 2017 Plan prohibits repricing, replacement, and regranting of stock options or SARs at lower prices unless approved by our shareholders.

✓	No Discounted Options or SARs. Stock options and SARs may not be granted with an exercise price below the closing price of our common stock on the date of grant.

✓	No Dividends on Options or SARs. Dividends and dividend equivalents may not be paid or accrued on stock options or SARs.

✓	Limited Terms for Options and SARs. Stock options and SARs granted under the A&R 2017 Plan are limited to 10-year terms.

✓

Minimum Vesting. All awards will have a minimum vesting period of one year from the date of grant, subject to exceptions for up to 5% of the shares reserved as well as for director grants that vest at the next annual meeting of shareholders.

✓

No Liberal Share Counting. Shares that are tendered by a participant or withheld (1) as full or partial payment of withholding taxes related to the exercise or settlement of options, or (2) as payment for the option price, and shares repurchased in the open market with the proceeds of the payment of the option price will not become available again for awards under the A&R 2017 Plan.

✓	No Dividends or Dividend Equivalents on Unvested Awards. Any dividends or dividend equivalents will only be paid if the underlying shares vest pursuant to the terms of the award.

✓

Annual Limitation on Director Awards and Compensation. The aggregate grant value of awards and cash compensation paid to any individual Non-Employee Director may not exceed $1,000,000 in any calendar year.

✓	Awards May Be Subject To Future Clawback or Recoupment. All awards granted under the A&R 2017 Plan will be subject to any clawback policy required by applicable law.

✓	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

✓

No “Evergreen” Provisions. Shares authorized for issuance under the A&R 2017 Plan will not be replenished automatically. Any additional shares to be issued over and above the amount for which we are seeking authorization must be approved by our shareholders.

✓	No Automatic Grants. There are no automatic grants to new participants or “reload” grants when outstanding awards are exercised, expire or are forfeited.

✓

No Tax Gross-ups. Participants do not receive tax gross-ups under the A&R 2017 Plan. As discussed in the Compensation Discussion and Analysis section, there are no employment or other agreements that contain provisions entitling employees to tax gross-up payments.

2019 PROXY STATEMENT	55

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

Summary of the A&R 2017 Plan

A description of the A&R 2017 Plan appears below. Because the description of the A&R 2017 Plan in this proxy statement is a summary, it may not contain all the information that may be important to you. The summary is qualified by reference to the 2017 Incentive Plan. You should carefully read the entire copy of the A&R 2017 Plan. A copy of the full text of the A&R 2017 Plan is attached as Appendix A to this proxy statement.

Eligibility

Persons eligible for Awards (as defined in the A&R 2017 Plan) are (i) all employees of the Company, (ii) Non-Employee Directors and (iii) certain independent contractors. As of

March 20, 2017, approximately 247 employees and Non-Employee Directors would be eligible for grants of Awards under the A&R 2017 Plan.

Shares Available for Awards

The A&R 2017 Plan provides that up to 9,425,000 shares of common stock may be issued, all of which may be issued as incentive stock options under Section 422 of the Code. The A&R 2017 Plan provides that each full value stock award (e.g. restricted stock, RSUs and performance shares) count as 1.35 shares of common stock and each Option and stock-settled SAR count as one share of common stock. As of March 20, 2019, the closing price per share of common stock on the NASDAQ Global Select Market was $12.68.

The number of shares of common stock that are the subject of Awards under the A&R 2017 Plan or any prior incentive plan and that are forfeited or terminated, expire unexercised, are settled in cash in lieu of common stock or are exchanged for Awards that do not involve common stock immediately become available for additional Awards under the A&R 2017 Plan and the share limit under the A&R 2017 Plan shall be increased by the same amount as such shares were counted against the share limit (under the A&R 2017 Plan or Prior Incentive Plan, as applicable). However, the number of shares reserved for issuance under the A&R 2017 Plan is not increased by (i) shares of common stock not issued or delivered as a result of the net settlement of stock-settled SARs or stock option, (ii) shares of common stock used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) shares of common stock repurchased on the open market with the proceeds of the option exercise price.

Administration

The Compensation Committee administers the A&R 2017 Plan with respect to Awards to Non-Employee Directors, employees and independent contractors and has broad power to take actions thereunder, to interpret the A&R 2017 Plan and to adopt rules, regulations and guidelines for carrying out its purposes. The Compensation Committee may, in its discretion, among other things, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any Award, waive any restrictions or other provision of the A&R 2017 Plan or in any Award or otherwise amend or modify any Award in any manner that is either (a) not adverse to that participant holding the Award or (b) consented to by that participant. However, except in connection with a transaction involving the Company or its capitalization, the terms of outstanding awards may not be amended without approval of the shareholders of the Company to (i) reduce the exercise price of outstanding options or SARs, (ii) cancel, exchange, substitute, buyout, or surrender outstanding options or SARs in exchange for cash or other Awards, (iii) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the

56	CARRIZO OIL & GAS

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

shares of common stock are listed, or (iv) permit the grant of any stock options or SARs that contain a so-called “reload” feature under which additional stock options, SARs or other Awards are granted automatically to the participant upon exercise of the original stock option or SAR.

The Compensation Committee also may delegate to the chief executive officer, other senior officers of the Company, or to other committees of the Board its duties under the A&R 2017 Plan to the extent allowed by applicable law. See “Committees of the Board of Directors Meetings and Attendance” for information regarding the special stock award committee.

The Compensation Committee will determine the employees and independent contractors to receive Awards and the terms, conditions and limitations applicable to each such Award, which conditions may, but need not, include continuous service with the Company, achievement of specific business objectives, attainment of specified growth rates, increases in specified indices or other comparable measures of performance.

Amendment; Termination

The Board of Directors may amend, modify, suspend or terminate the A&R 2017 Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that no amendment that would adversely affect the rights of any participant under any Award previously granted to such participant may be made without the consent of such participant and no amendment will be effective prior to its approval by the shareholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable law.

Adjustment

The Board of Directors may make certain adjustments, including changes to the shares subject to outstanding Awards, shares available for grant under the A&R 2017 Plan, and the annual limits on Awards, in the event of any subdivision, split or consolidation of outstanding shares of common stock, any declaration of a stock dividend payable in shares of common stock, any recapitalization or capital reorganization of the Company, consolidations or mergers of the Company, any, adoption by the Company of any plan of exchange affecting the common stock, any distribution to holders of common stock of securities or property (other than normal cash dividends), or certain other transactions, including acquisitions of property and stock.

Clawback

Awards under the A&R 2017 Plan will be subject to the provisions of any clawback policy required by applicable law, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.

Awards

At the discretion of the Compensation Committee or the special stock award committee, as applicable, employees, independent contractors, or Non-Employee Directors may be granted Awards under the

A&R 2017 Plan in the form of stock options, SARs, stock awards, cash awards or performance awards. Such Awards may be granted singly, in combination, or in tandem.

2019 PROXY STATEMENT	57

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

Options

Awards may be in the form of rights to purchase a specified number of shares of common stock at a specified price not less than that of the fair market value of a share of common stock on the date of grant (“Options”). An Option may be either an incentive stock option (“ISO”) that is intended to comply, or a nonqualified stock option (“NSO”) that is not intended to comply, with the requirements of Section 422 of the Code; provided that independent contractors and Non-Employee Directors cannot be awarded ISOs. The Compensation Committee will determine the participants to receive Options and the terms, conditions and limitations applicable to each such Option. The term of each Option may not be longer than ten years from the date of grant; provided, however, if the term of an NSO expires when trading in the common stock is prohibited by applicable law or at a time in which there is a blackout period or restriction period under the Company’s insider trading policy or practices (as then in effect), then the term of such NSO shall expire on the 30th day after the expiration of such prohibition.

Stock Appreciation Rights

Awards may also be in the form of SARs, which are rights to receive a payment, in cash or common stock, equal to the fair market value or other specified value of a number of shares of common stock on the date the rights are exercised over a specified strike price not less than the fair market value of a share of common stock on the date of grant. The term of each SAR may not be longer than ten years from the date of grant; provided, however, if the term of a SAR expires when trading in the common stock is prohibited by applicable law or at a time in which there is a blackout period or restriction period under the Company’s insider trading policy or practices (as then in effect), then the term of such SAR shall expire on the 30th day after the expiration of such prohibition.

Stock Awards

Awards may also be in the form of grants of common stock or units denominated in common stock, including restricted stock and RSUs (“Stock Awards”). The terms, conditions and limitations applicable to any Stock Award will be determined by the Compensation Committee. At the discretion of the Compensation Committee, the terms of a Stock Award may include rights to receive dividends or dividend equivalents, which will only be paid if the underlying shares vest pursuant to the terms of the Stock Award.

The table below summarizes restricted stock, RSU, and performance share award activity under the 2017 Incentive Plan for the period from January 1, 2019 through March 20, 2019. There were no other share-based awards granted during this period.

	Shares/ Units	Weighted Average Grant Date Fair Value
Unvested restricted stock awards and units and performance shares as of January 1, 2019	2,448,876	$19.86
Granted	130,302	$14.20
Vested	(874,964)	$21.20
Performance shares that did not vest as a result of TSR calculation	(10,407)	$35.71
Forfeited	(12,956)	$17.16
Unvested restricted stock awards and units and performance shares as of March 20, 2019	1,680,851	$18.64

58	CARRIZO OIL & GAS

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

As described above, this table does not include 1,881,255 shares subject to unvested RSUs granted in February 2019, that we currently intend to settle in cash upon vesting if the A&R 2017 Plan is not approved. However, if the A&R 2017 Plan is approved, we intend to settle such awards in shares of common stock rather than cash upon vesting, which will reduce the number of shares available for grant, utilizing the remaining 151,846 shares available and an additional 1,729,409 of the shares requested, leaving approximately 5,020,591 shares remaining for future issuance.

Cash Awards

Awards may also be in the form of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards granted pursuant to the A&R 2017 Plan will be determined by the Compensation Committee.

Minimum Vesting

Subject to potential acceleration upon a Change in Control (as defined in the A&R 2017 Plan), other than in the event of an earlier death or disability, each award under the A&R 2017 Plan shall have a minimum vesting period of one year from the date of its grant and no portion or installment of an award shall vest until one year from the date of grant; provided, however, that awards with respect to 5% of the shares authorized for grant pursuant to the

A&R 2017 Plan may have a vesting period of less than one year; provided, however, that awards to Non-Employee Directors will not count against the shares available for this exception even if the vesting period is less than one year from the grant date, so long as such awards are granted in connection with the regular annual meeting of stockholders and vest at the next regular annual meeting of stockholders following the grant date.

Performance Awards

At the discretion of the Compensation Committee, any of the above-described Awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. The terms, conditions and limitations applicable to any performance award will be determined by the Compensation Committee.

The particular performance-based objectives that may be imposed in connection with a performance award include:

•

revenue and income measures (which include revenues, revenues including the net cash impact of derivative settlements (“Adjusted Revenues”), gross margin, operating income, earnings before or after the effect of certain items such as interest, income taxes, depreciation, depletion and amortization, and non-cash or non-recurring items of income or expense (“Adjusted EBITDA”), net income before the effect of certain non-cash or non-recurring items of income or expense (“Adjusted Net Income”), net income and related per share amounts);

•	expense measures (which include operating expense, general and administrative expense and depreciation, depletion and amortization expense);

•

operating measures (which include production volumes, margin, drilling, completion, leasehold or seismic capital expenditures, results of drilling and completion activities and the number of wells drilled, brought on production and/or producing);

•

reserve measures (which include developed, undeveloped and total reserves, reserve replacement ratios, extensions and discoveries, revisions of previous estimates, PV-10 values, finding and development costs and other reserve measures);

2019 PROXY STATEMENT	59

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

•	cash flow measures (which include net cash flows from operating activities, discretionary cash flows from operating activities and working capital);

•	liquidity measures (which include Adjusted EBITDA, net debt to Adjusted EBITDA, working capital and the credit facility borrowing base);

•	leverage measures (which include debt-to-equity ratio, debt-to-total capitalization ratio, and net debt);

•	market measures (which include stock price, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	corporate value measures (which include compliance, safety, environmental and personnel matters); and

•	measures relating to acquisitions or dispositions.

Performance awards may include one or more performance goals, either individually or in any combination, and may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company’s business units, subsidiaries, business segments, divisions, geographic regions and measured either annually or over a period of years, on an absolute basis or relative to a pre-established target, to results over a previous period or to a designated peer group, in each case as specified by the Compensation Committee in the Award.

The Compensation Committee may provide in any performance award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders, Form 10-K or Form 10-Q for the applicable period, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) derivative settlements or (ix) such other objective adjustments as may be provided for connection with the establishment of the performance goal.

The performance targets used by the Company in 2018 are described in “Compensation Discussion and Analysis—Section 3—Executive Compensation Components.”

Award Limits

The A&R 2017 Plan provides that grants or Awards in the form of Options or SARs made to an individual employee in any calendar year cannot cover an aggregate of more than 600,000 shares of common stock, and no participant may be granted Stock Awards relating to more than 600,000 shares of common stock in any calendar year. In addition, the maximum cash award made to any participant in respect of any calendar year may not exceed $5,000,000.

No Non-Employee Director may be granted during any calendar year Awards (in his or her capacity as a director) having a fair value determined on the date of grant when added to all cash compensation paid to the Non-Employee Director during the same calendar year in excess of $1,000,000.

In general, each Award is only subject to a single limitation. However, a participant may be granted Awards in combination such that portions of the Award are subject to differing limitations, in which event each portion of the combination Award is subject only to a single appropriate limitation. For example, if a participant is granted an Award that is in part a Stock Award and in part a cash award, then the

60	CARRIZO OIL & GAS

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

Stock Award shall be subject only to the limitation relating to Stock Awards and the cash award shall be subject only to the limitation relating to cash awards.

Change in Control

Immediately prior to the occurrence of a Change in Control (as defined in our Change in Control Severance Plan), our Change in Control Severance Plan provides that all outstanding awards under the A&R 2017 Plan are to be fully vested and exercisable, with performance-based awards vested at the greater of target performance or actual performance through the date of the Change in Control, and with participants given the right to the full maximum original term of the award to exercise, if applicable. See Exhibit 10.15 filed with our Annual Report on Form 10-K for the year ended December 31, 2018 for further details.

U.S. Federal Income Tax Consequences

The following is a summary of the general rules of current U.S. Federal income tax law relating to the tax treatment of award that may be issued under the A&R 2017 Plan. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the particular circumstances of a participant. This summary is not complete and does not attempt to describe any tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

Stock Awards

Restricted Stock. A participant generally recognizes no taxable income at the time of an award of restricted stock. A participant may, however, make an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by us as compensation expense. In general, we will receive a deduction for U.S. Federal income tax purposes for any compensation income taxed to the participant. To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.

Restricted Stock Units. A participant who is granted RSUs will recognize no taxable income upon grant of the RSUs. At the time the underlying shares of common stock (or cash in lieu thereof) are delivered to a participant, the participant will recognize compensation income equal to the full fair market value of the shares received. We will generally be entitled to a deduction for U.S. Federal income tax purposes the corresponds to the compensation income recognized by the participant.

Options; Stock Appreciation Rights

Options granted under the A&R 2017 Plan may constitute ISOs within the meaning of Section 422 of the Code, while other options granted under the A&R 2017 Plan may constitute NSOs. Grants of Options to non-employee directors and independent contractors are NSOs. The Code provides for tax treatment of Options qualifying as ISOs that

2019 PROXY STATEMENT	61

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

may be more favorable to participants than the tax treatment accorded NSOs. Generally, upon the exercise of an ISO, the optionee will recognize no taxable income for U.S. Federal income tax purposes, although the difference between the exercise price of the ISO and the fair market value of the stock at the date of exercise is an addition to income in determining alternative minimum taxable income and such amount may be sufficient in amount to subject the optionee to the alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the grant date or within one year of the exercise date), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death or disability, an optionee has three months after termination of employment in which to exercise an ISO and retain favorable tax treatment at exercise. No deduction is available to the Company upon the grant or exercise of an ISO (although a deduction may be available if the participant disposes of the shares so purchased before the applicable holding periods expire).

In contrast, upon the exercise of an NSO, the optionee recognizes ordinary taxable income on the exercise date in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. Upon the sale of such shares by the optionee, any difference between the fair market value at the date of sale and the fair market value at the date of exercise will be treated generally as capital gain or loss. Subject to the limitations discussed below, upon exercise of an NSO, the Company is entitled to a tax deduction in an amount equal to the ordinary taxable income recognized by the participant. Participants do not recognize taxable income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares of stock received at the date of exercise of the SAR. The participant’s tax basis in any shares of common stock received on the exercise of a SAR will generally equal the fair market value of such shares on the date of exercise. Subject to the limitations discussed below, the Company will be entitled to a deduction for U.S. Federal income tax purposes that corresponds as to timing and amount with the taxable income recognized by the participant under the foregoing rules.

Deductibility; Excise Taxes

In general, a U.S. Federal income tax deduction is allowed to the Company in an amount equal to the ordinary taxable income recognized by a participant with respect to Awards granted under the A&R 2017 Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any withholding obligations with respect to the participant’s ordinary taxable income. However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in our interest, balancing tax efficiency with long-term strategic objectives.

Change in Control. The acceleration of the exercisability or the vesting of an award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five calendar years preceding calendar year in which the change in control occurs. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and the company is denied a tax deduction with respect to such excess.

62	CARRIZO OIL & GAS

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

Section 409A of the Code. Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the advance election of deferrals, and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s taxable income. The Company intends to structure Awards under the A&R 2017 Plan in a manner that is designed to be exempt from or comply with Section 409A of the Code.

A&R 2017 Plan Future Benefits

The allocation of some of the shares that would become available for issuance under the A&R 2017 Plan is not currently determinable as such allocation depends on future decisions to be made by the Compensation Committee or the Board of Directors in their sole discretion, subject to applicable provisions of the A&R 2017 Plan. No Awards have been granted that are contingent on the approval of the A&R 2017 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the A&R 2017 Plan or the benefits that would have been received by such participants if the A&R 2017 Plan had been in effect in the year ended December 31, 2018. Certain tables in this proxy statement set forth information with respect to prior awards granted to our Named Executive Officers under the Prior Incentive Plan currently in effect. In addition, there are certain unvested RSUs granted in February 2019, that are currently intended to be settled in cash upon vesting if the A&R 2017 Plan is not approved. If the A&R 2017 Plan is approved, these awards are intended to be settled in shares of common stock rather than cash upon vesting, which will reduce the number of shares available for grant, utilizing the remaining 151,846 shares available and an additional 1,729,409 of the shares requested, leaving approximately 5,020,591 shares remaining for future issuance.

In 2019, the Company currently expects to award each Non-Employee Director RSUs as described in more detail above under “Director Compensation.” Because future Awards are in the discretion of the Board and Compensation Committee, the number of shares subject to future Awards could increase or decrease and the type and terms of future Awards could change as well, all without the need for future shareholder approval.

The Board believes that the approval of the A&R 2017 Plan is in the best interest of the Company and its shareholders. The Board therefore recommends a vote for the A&R 2017 Plan, and it is intended that the proxies not marked to the contrary will be so voted. Because approval of the A&R 2017 Plan will increase the number of shares available for issuance to all directors and executive officers of the Company, each of the directors and executive officers of the Company has an interest and may benefit from the approval of the A&R 2017 Plan.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” the approval of the Amended and Restated 2017 Incentive Plan of Carrizo Oil & Gas, Inc.

2019 PROXY STATEMENT	63

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed, and recommends the approval of the appointment of, EY as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

On July 19, 2017, the Audit Committee dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. The report of KPMG on the Company’s financial statements as of and for the year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph regarding a change in method of accounting for deferred income taxes as a result of the Company’s adoption of FASB Accounting Standards Update 2015-17, Balance Sheet Classification of Deferred Taxes. During the the year ended December 31, 2016 and through July 19, 2017, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in its reports on the Company’s financial statements for such periods, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On July 19, 2017, the Audit Committee engaged EY to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2017, effective immediately. During the year ended December 31, 2016 and through July 19, 2017, neither the Company nor anyone acting on its behalf consulted EY regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to such item) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosure set forth in Item 4.01 of the Company’s Current Report on Form 8-K filed on July 24, 2017 and requested KPMG to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements by the Company in such disclosure and, if not, stating the respects in which it does not agree. KPMG’s letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on July 24, 2017.

EY has served as the Company’s independent registered public accounting firm since July 19, 2017. KPMG served as the Company’s independent registered public accounting firm through July 19, 2017 and for the fiscal year ended December 31, 2016.

Representatives of EY are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Representatives of KPMG are not expected to be present at the Annual Meeting.

Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of EY as the Company’s independent registered public accounting firm for 2019. Although the appointment of an independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board of Directors recommended that the

64	CARRIZO OIL & GAS

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

appointment be submitted to our shareholders for approval. If our shareholders do not approve the appointment of EY, the Board of

Directors may consider the appointment of another independent registered public accounting firm.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

2019 PROXY STATEMENT	65

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the fees billed to us by EY, the Company’s current independent registered public accounting firm, for professional services rendered in connection with the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2018 and 2017, and the review of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and 2017 and September 30, 2018 and 2017.

Description	2018	2017
Audit Fees(1)	$1,007,941	$1,012,059
Audit-Related Fees(2)	25,000	—
Tax Fees(3)	19,193	37,473
All Other Fees(4)	6,843	97,141
Total	$1,058,977	$1,146,673

(1)	Include $111,063 and $19,463 of fees associated with services rendered in connection with securities offerings and related SEC filings during 2018 and 2017, respectively.
(2)	Consist of fees for the audit of the financial statements and supplemental schedules of the Company’s 401(k) profit sharing plan.
(3)	Consist of tax consulting services provided in connection with the preparation and review of the Company’s Section 382 ownership change analysis.
(4)	Include $95,048 of fees for acquisition due diligence services performed by EY’s advisory services group during 2017 with the remaining fees for accounting research software licenses.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm (subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulation of the SEC) will be subject to pre-approval of the Audit Committee. The Audit Committee has delegated authority to pre-approve permitted services to certain members of management subject to the limitations set forth in the pre-approval policy. Such approval must be reported to the Audit Committee at the next scheduled meeting.

66	CARRIZO OIL & GAS

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of the Company’s internal controls, financial statements, and the audit process. The Board of Directors, in its business judgment, has determined that each member of the Audit Committee is “independent,” as required by applicable standards of the NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter adopted by our Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.carrizo.com under “About—Governance.”

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

In connection with fulfilling its responsibilities under the Audit Committee Charter, the Audit Committee met with management and EY, our independent registered public accounting firm, and discussed and reviewed the Company’s audited financial statements as of and for the year ended December 31, 2018. The Audit Committee also discussed with EY the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communications with Audit Committees. The Audit Committee reviewed and discussed with EY the auditor’s independence from the Company and its management. As part of that review, EY provided the Audit Committee the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements and internal control over financial reporting has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with U.S. generally accepted accounting principles, or that the independent registered public accounting firm is in fact “independent.”

The Audit Committee of the Board of Directors

F. Gardner Parker, Chairman

Frances Aldrich Sevilla-Sacasa

Thomas L. Carter, Jr.

Roger A. Ramsey

2019 PROXY STATEMENT	67

OTHER ITEMS

Security Ownership of Management and Certain Beneficial Owners

The table below sets forth information as of March 20, 2019, unless otherwise indicated, concerning the number of shares of our common stock beneficially owned by (i) the only persons known by the Company, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to own beneficially in excess of 5% of our common stock, and (ii) each Non-Employee Director, the Chief Executive

Officer, the Chief Financial Officer and the other Named Executive Officers whose names appear in the “Summary Compensation Table,” and by all executive officers and directors as a group. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his or her name. As of March 20, 2019, the Company had 92,496,569 shares of common stock issued, outstanding, and eligible to vote.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Common Stock (rounded)
Directors and Named Executive Officers:
S. P. Johnson IV	619,221	*
Brad Fisher	208,460	*
David L. Pitts	130,018	*
Gerald A. Morton	132,623	*
Richard H. Smith	99,945	*
Steven A. Webster(2)	2,964,941	3.2%
F. Gardner Parker(2)	79,428	*
Frances Aldrich Sevilla-Sacasa(2)	5,137	*
Thomas L. Carter, Jr.(2)	55,504	*
Robert F. Fulton(2)	22,387	*
Roger A. Ramsey(2)	46,622	*
Frank A. Wojtek(2)	31,172	*
Directors and Executive Officers as a Group (13 persons)(2)	4,425,010	4.8%
BlackRock, Inc.(3)	12,685,504	13.7%
The Vanguard Group(4)	10,789,959	11.7%
State Street Corporation(5)	6,414,738	6.9%
Frontier Capital Management Co., LLC(6)	4,854,877	5.2%

*	Less than 1%
(1)

Except as otherwise noted and pursuant to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. None of the shares beneficially owned by the Named Executive Officers or Non-Employee Directors are pledged as security, except for 42,228 shares that Mr. Parker has pledged as collateral for a line of credit and 40,650 shares that Mr. Ramsey has pledged to an investment firm as collateral for a portfolio loan account. The business address of each Named Executive Officer and Non-Employee Director is c/o Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, TX 77002.

(2)

This table includes shares of common stock related to RSUs that vest on the earlier to occur of (i) the date of the Annual Meeting and (ii) June 30, 2019 as follows: Mr. Webster — 7,231, Mr. Parker — 5,966, Ms. Aldrich Sevilla-Sacasa — 3,887, Mr. Carter — 4,429, Mr. Fulton — 3,887, Mr. Ramsey — 4,972, Mr. Wojtek — 3,164, and all directors and executive officers as a group — 33,536

68	CARRIZO OIL & GAS

OTHER ITEMS

(3)

Based solely on a Schedule 13G/A filed with the SEC on January 24, 2019, BlackRock, Inc. reported sole voting power over 12,463,105 shares and sole dispositive power over 12,685,504 shares. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

Based solely on a Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group reported sole voting power over 181,046 shares, shared voting power over 14,229 shares, sole dispositive power over 10,604,441 shares and shared dispositive power over 185,518 shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

Based solely on a Schedule 13G filed with the SEC on February 14, 2019, State Street Corporation reported shared voting power over 5,892,242 shares and shared dispositive power over 6,414,738 shares. The address of the principal business office of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(6)

Based solely on a Schedule 13G/A filed with the SEC on February 11, 2019, Frontier Capital Management Co., LLC reported sole voting power over 2,833,794 shares and sole dispositive power over 4,854,877 shares. The address of the principal business office of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s executive officers and directors regarding their compliance with the filing requirements, the Company believes that during the year ended December 31, 2018, all reports required by Section 16(a) to be filed by its executive officers, directors, and greater than 10% beneficial owners of our common stock were filed on a timely basis, except Mr. Johnson filed three Forms 4 late and Messrs. Fisher, Pitts, Morton, Smith, and Conaway each filed one Form 4 late.

Related Party Transactions

The Audit Committee Charter provides that the Audit Committee will review all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K for potential conflicts of interest. Transactions involving potential conflicts of interest may also be reviewed by special committee of the Company’s independent directors. In addition, our Code of Ethics and Business Conduct requires that directors and officers and other employees disclose possible conflicts of interest to their supervisor or other senior management personnel, if appropriate, so that necessary steps may be taken to eliminate the conflict or initiate other preventative or appropriate action.

Avista Marcellus Shale Joint Venture

Effective August 2008, our wholly-owned subsidiary, Carrizo (Marcellus) LLC, entered into a joint venture with ACP II Marcellus LLC (“ACP II”), an affiliate of Avista Capital Partners, LP, a private equity fund (Avista Capital Partners, LP, together with its affiliates, “Avista”). The Avista Marcellus joint venture agreements terminated during the third quarter of 2018 in connection with the sale of the remaining immaterial assets. There were no revenues, expenses, or operating cash flows in the Avista Marcellus joint venture during the years ended December 31, 2018, 2017, and 2016.

2019 PROXY STATEMENT	69

OTHER ITEMS

Avista Utica Joint Venture

Effective September 2011, our wholly-owned subsidiary, Carrizo (Utica) LLC, entered into a joint venture in the Utica Shale with ACP II, which is also our joint venture partner in the Avista Marcellus Shale joint venture described above, and ACP III Utica LLC (“ACP III”), affiliates of Avista. During the term of the Avista Utica joint venture, the joint venture partners acquired and sold acreage and we exercised options under the Avista Utica joint venture agreements to acquire acreage from Avista. The Avista Utica joint venture agreements were terminated on October 31, 2013 in connection with our purchase of certain ACP III assets.

After giving effect to this transaction, we and Avista remained working interest partners and we operated the jointly owned properties subject to standard joint operating agreements. The joint operating agreements with Avista provide for limited areas of mutual interest around our remaining jointly owned acreage. The Company sold its interest in such jointly owned properties effective April 1, 2017. There have been no revenues, expenses, or operating cash flows in the Avista Utica joint venture during the year ended December 31, 2018.

Our Relationship with Avista

Steven A. Webster, Chairman of our Board of Directors, serves as Co-Managing Partner and President of Avista Capital Holdings, LP, which has the ability to control Avista and its affiliates. ACP II’s Board of Managers had the sole authority for determining whether, when, and to what extent any cash distributions would be declared and paid to members of ACP II. The Avista Marcellus joint venture agreements terminated in the third quarter of 2018. Mr. Webster is not a member of ACP II’s Board of Managers. The terms of the joint ventures with Avista in the Utica Shale and the Marcellus Shale were approved by a special committee of our independent directors. The special committee has also applied standards under relevant debt agreements, if required. In 2018, the Board concluded that Mr. Webster is independent with respect to the Company in accordance with NASDAQ listing standards and the Exchange Act.

Certain Matters Regarding Mr. Carter

Thomas L. Carter, Jr., a member of our board of directors and President, Chairman, and Chief Executive Officer of the general partner of Black Stone Minerals, L.P., and his immediate family members collectively own interests directly and indirectly through entities (the “Black Stone Entities”), which are working interest or royalty owners in certain of the Company’s wells in the Eagle Ford Shale and Delaware Basin. Mr. Carter also serves as an executive officer, general partner or controlling shareholder of the Black Stone Entities and, in some cases, he and his family hold substantial interests in these entities. In September 2017, the Company purchased 176 net acres from the Black Stone Entities for approximately $3.4 million. In November 2018, we signed an agreement with the Black Stone Entities whereby we would pay the Black Stone Entities approximately $0.7 million to extend leases in Ward county, Texas, if drilling activity did not occur prior to their primary lease term in mid-2019. Management believes these transactions were on an arm’s length basis and additionally received approval from the independent directors of the Board who determined that the transactions were desirable and in the best interest of the Company. In 2018, the Board reaffirmed that Mr. Carter is independent with respect to the Company in accordance with NASDAQ listing standards, the Exchange Act, and the Board committee charter requirements for the Board committees on which Mr. Carter serves.

As a working interest or royalty owner in certain of the Company’s wells in the Eagle Ford, we

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paid the Black Stone Entities approximately $5.1 million and $2.6 million in 2018 and 2017, respectively, in net working interest revenues and royalties attributable to wells owned by the Company. The terms and conditions of the lease agreements with the Black Stone Entities in which royalty payments are, or may become, due to the Black Stone Entities are generally consistent with the lease agreements that we have entered into with third parties.

Shareholder Proposals and Nominations

Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, proposals that shareholders intend to have included in the Company’s proxy statement and form of proxy for the 2020 Annual Meeting of Shareholders must be received by the Company no later than December 7, 2019. However, if the date of the 2020 Annual Meeting of Shareholders changes by more than 30 days from the date of the 2019 Annual Meeting of Shareholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

If a shareholder desires to bring a matter before an annual or special meeting of shareholders and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in the Company’s bylaws. The Company’s bylaws generally provide that shareholders who wish to nominate directors or to bring business before an annual meeting of shareholders must notify the Company and provide certain pertinent information not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. If the date of the 2020 Annual Meeting of Shareholders is the same as the date of the 2019 Annual Meeting of Shareholders, shareholders who wish to nominate directors or to bring business before the 2020 Annual Meeting of Shareholders must notify the Company not earlier than the close of business on January 17, 2020 and not later than the close of business on February 16, 2020.

A copy of the Company’s bylaws setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained by submitting a request to the Company’s Corporate Secretary at the Company’s principal executive offices, 500 Dallas, Suite 2300, Houston, Texas 77002. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy materials.

2019 PROXY STATEMENT	71

OTHER ITEMS

Certain Information Regarding Preferred Stock and Common Stock Warrants

The terms of the Preferred Stock provide that upon certain failures by the Company to redeem the Preferred Stock, or pay a quarterly dividend when due, then, among other things, a representative, acting on behalf of the holders of Preferred Stock, will have the exclusive right to appoint and elect up to two directors to the Board of Directors. The purchasers of the Preferred Stock and the common stock warrants issued in connection with the Preferred Stock (the “Warrants”) have agreed to vote shares of common stock issued in respect of such Preferred Stock and Warrants in certain circumstances as either (i) recommended by the Board to the holders of voting securities of the Company or (ii) consistent with, and in proportion to, the votes of the other shareholders of the Company. No such common stock has been issued as of the date of this proxy statement.

Proxy Solicitation and Expenses

The accompanying proxy is being solicited on behalf of the Board of Directors. The expenses of preparing, printing and mailing the proxy materials will be borne by us. Proxies may be solicited by personal interview, mail, telephone, facsimile, internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional compensation for those services. We have also retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to aid in the solicitation of proxies. We expect to pay Morrow Sodali LLC approximately $9,500, plus expenses. Arrangements also may be made with brokers, banks, fiduciaries, custodians, or other nominees for the forwarding of proxy materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of proxy materials.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

The SEC permits a single set of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokers and other nominees have instituted householding.

As a result, if you hold your shares through a broker or other nominee and you reside at an address at which two or more shareholders reside, you will likely be receiving only one set of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials unless any shareholder at that address has given the broker or other nominee contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate set of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials in the future, that shareholder should contact their broker or other nominee. Shareholders of record should send a request to the Company’s Corporate Secretary at the Company’s principal executive offices, 500 Dallas, Suite 2300, Houston, Texas 77002, telephone number 713- 328-1000.

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Forward Looking Statements

This proxy statement contains statements, including in “Compensation Discussion and Analysis” concerning our intentions, expectations, projections, assessments of risks, beliefs, plans or predictions and underlying assumptions and other statements that are not historical facts that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking rely on assumptions and involve risks and uncertainties, many of which are beyond our control, including, but not limited to, those relating to a worldwide economic downturn, availability of financing, our dependence on our exploratory drilling activities, the volatility of and changes in oil and gas prices, the need to replace reserves depleted by production, operating risks of oil and gas operations, our dependence on our key personnel, and other factors detailed herein and under Part I, “Item 1A. Risk Factors” and in other sections of our most recent annual report on Form 10-K and in other filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward- looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.

2019 PROXY STATEMENT	73

APPENDIX A

2017 INCENTIVE PLAN OF

CARRIZO OIL & GAS, INC.

(As ~~established~~amended and restated effective May 16, ~~2017~~2019)

1.    Plan. This 2017 Incentive Plan of Carrizo Oil & Gas, Inc., as originally established effective May 16, 2017, and amended and restated effective May 16, 2019 (the “Plan”) was adopted by Carrizo Oil & Gas, Inc. to reward certain corporate officers and key employees of Carrizo Oil & Gas, Inc. and certain independent contractors and directors by enabling them to acquire shares of common stock of Carrizo Oil & Gas, Inc.

2.    Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to attract and retain qualified directors of the Company, to attract and retain independent contractors, to encourage the sense of proprietorship of such employees, directors and independent contractors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3.    Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means an Employee Award, a Director Award or an Independent Contractor Award.

“Award Agreement” means the document (in written or electronic form) setting forth the terms, conditions and limitations applicable to an Award. Such agreement shall be written except that the Committee may, in its discretion, require or allow that the Participant electronically execute or accept such Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” is defined in Attachment A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means (i) the Compensation Committee of the Board or (ii) such other committee of the Board as is designated by the Board to administer this Plan or (iii) to the extent contemplated hereby, the Board.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

2019 PROXY STATEMENT	A-1

APPENDIX A

“Company” means Carrizo Oil & Gas, Inc., a Texas corporation.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award whether granted singly, in combination or in tandem, to a Participant in his or her capacity as a Nonemployee Director pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.

“Dividend Equivalents” means, with respect to the shares of Common Stock subject to a Stock Award, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Effective Date” means May 16, ~~2017~~2019, the effective date of this amendment and restatement of the Plan.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i)(A) if the shares of Common Stock are listed or on a national securities exchange (including the NASDAQ Global Select Market), the closing price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant event (as determined under procedures established by the Committee) including the average of the closing bid and asked price on that date, (B) if the shares of Common Stock are not so listed but are listed or quoted on another securities exchange or market, the closing price per share of Common Stock reported on the principal securities exchange or market on which the shares of Common Stock are traded (as determined by the Committee), or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on such principal securities exchange or market at the time of exercise or other relevant event, including the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, (C) if the shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (D) if none of (A)-(C) are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee; or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer this Plan and as approved by the Committee.

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APPENDIX A

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Independent Contractor” means a person providing services to the Company or any of its Subsidiaries, who is not an Employee. An Independent Contractor can include an individual who is serving as a Nonemployee Director.

“Independent Contractor Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award whether granted singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.

“Nonemployee Director” means a Director who is not an Employee. A Nonemployee Director may, in the discretion of the Committee, receive an Award both in the capacity as a Nonemployee Director and Independent Contractor.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which is either an Incentive Option or a Nonqualified Stock Option.

“Participant” means an Employee, Nonemployee Director or Independent Contractor to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plan” means the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective as of May 15, 2014 and as thereafter amended.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which a Stock Award is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is deliverable or no longer restricted or subject to forfeiture provisions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including Restricted Stock. For the avoidance of doubt, a Stock Award does not include an Option or SAR.

2019 PROXY STATEMENT	A-3

APPENDIX A

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4.    Eligibility.

(a)    Employees. All employees are eligible for Employee Awards under this Plan.

(b)    Directors. All Nonemployee Directors are eligible for Director Awards under this Plan.

(c)    Independent Contractors. All Independent Contractors are eligible for Independent Contractor Awards under this Plan.

5.    Common Stock Available for Awards. Subject to the provisions of Section 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of ~~2,675,000~~9,425,000 shares of Common Stock, plus the shares remaining available for awards under the Prior Plan as of the Effective Date (the “Maximum Share Limit”), all of which shall be available for Incentive Options. Each Stock Award (including Stock Awards granted as Restricted Stock or Performance Awards) granted under this Plan shall be counted against the Maximum Share Limit as 1.35 shares of Common Stock. Each Option and SAR as to which it is possible to be settled in Common Stock shall be counted against the Maximum Share Limit as one share of Common Stock. The number of shares of Common Stock that are the subject of Awards under this Plan or the Prior Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for additional Awards hereunder, and the Maximum Share Limit shall be increased by the same amount as such shares of Common Stock were counted against the Maximum Share Limit (under this Plan or the Prior Plan, as applicable). Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under this Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding stock-settled SAR or Option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the option exercise price. For the avoidance of doubt, cash-settled SARs shall not count against the Maximum Share Limit. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.    Administration.

(a)    This Plan shall be administered by the Committee. To the extent required in order for Employee Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, (i) the Committee shall consist of at least two members of the Board who meet the requirements of the definition of “non-employee director” set forth in Rule 16b-3 (b)(3)(i) promulgated under the Exchange Act or (ii) Awards may be granted by, and this Plan may be administered by, the Board.

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APPENDIX A

(b)    Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Notwithstanding the foregoing, except in connection with a transaction involving the Company or its capitalization (as provided in Section 15), the terms of outstanding Awards may not be amended without approval of the shareholders of the Company to (i) reduce the exercise price of outstanding Options or SARs or (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash or other Awards when the exercise price of the original Options or SARs exceeds the Fair Market Value of one share of Common Stock, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed or (iv) permit the grant of any Options or SARs that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR. The Committee may make an Award to an individual who it expects to become an Employee, Nonemployee Director or Independent Contractor of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual actually becoming an Employee, Nonemployee Director or Independent Contractor, as applicable, within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c)    No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7.    Delegation of Authority. The Committee may delegate to the Chief Executive Officer, to other senior officers of the Company or to other committees of the Board its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

8.    Employee and Independent Contractor Awards.

(a)    The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Independent Contractor Awards shall be subject to the same terms and restrictions as are set forth herein with respect to Employee Awards (including, without limitation, restrictions on term, exercise price and per person limitations), and subject to such restrictions, the Committee shall have

2019 PROXY STATEMENT	A-5

APPENDIX A

the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and may make any such Awards as could be made to an Employee, other than Incentive Options. The term of Options and SARs shall not exceed ten years from the date of grant; provided, however, if the term of a Nonqualified Stock Option or SAR expires when trading in the Common Stock is prohibited by applicable law or at a time in which there is a blackout period or restriction period under the Company’s insider trading policy or practices (as then in effect), then the term of such Nonqualified Stock Option or SAR shall expire on the 30th day after the expiration of such prohibition. Each Employee Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Award Agreement.

(i)    Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii)    Stock Appreciation Right. An Employee Award may be in the form of a SAR. The strike price for a SAR shall be not less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs, whether the SAR will be settled in cash or stock and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii)    Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(iv)    Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v)    Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals, either individually or in any combination, established by the Committee ~~prior to the earlier to occur of (x) 90 days after the commencement of the performance period to which the Performance Goal relates and (y) the lapse of 25% of the performance period to which the Performance Goal relates (as scheduled in good~~

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APPENDIX A

~~faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met~~. Such a Performance Goal may be based on one or more business criteria applicable to the Participant, the Company as a whole, or one or more of the Company’s business units, subsidiaries, business segments, divisions, or geographic regions measured either annually or over a period of years, on an absolute basis or relative to a pre-established target, to results over a previous period or to a designated peer group, in each case as specified by the Committee in the Performance Award. The particular performance-based objectives that may be imposed in connection with a Performance Award ~~that qualifies as performance-based compensation under Code Section 162(m) are as follows~~include the following and need not be the same for each Participant:

•

revenue and income measures (which include revenues, revenues including the net cash impact of derivative settlements (“Adjusted Revenues”), gross margin, operating income, earnings before or after the effect of certain items such as interest, income taxes, depreciation, depletion and amortization, and non-cash or non-recurring items of income or expense (“Adjusted EBITDA”), net income before the effect of certain non-cash or non-recurring items of income or expense (“Adjusted Net Income”), net income and related per share amounts);

•	expense measures (which include operating expense, general and administrative expense and depreciation, depletion and amortization expense);

•

operating measures (which include production volumes, margin, drilling, completion, leasehold or seismic capital expenditures, results of drilling and completion activities and the number of wells drilled, brought on production or producing);

•

reserve measures (which include developed, undeveloped and total reserves, reserve replacement ratios, extensions and discoveries, revisions of previous estimates, PV-10 values, finding and development costs and other reserve measures);

•	cash flow measures (which include net cash flow flows from operating activities, discretionary cash flows from operating activities and working capital);

•	liquidity measures (which include Adjusted EBITDA, net debt to Adjusted EBITDA, working capital and the credit facility borrowing base);

•	leverage measures (which include debt-to-equity ratio, debt-to-total capitalization ratio, and net debt);

•	market measures (which include stock price, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	corporate value measures (which include compliance, safety, environmental and personnel matters); and

•	measures relating to acquisitions or dispositions.

2019 PROXY STATEMENT	A-7

APPENDIX A

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). ~~In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions.~~ Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. At the time it establishes the Performance Goals, the Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset impairments, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders, Form 10-K or Form 10-Q for the applicable period, (f) acquisitions or divestitures, (g) foreign exchange gains and losses; (h) derivative settlements or (i) such other objective adjustments as may be provided for connection with the establishment of the performance goal. ~~The amount of cash or shares payable or vested pursuant to Awards that are intended to be Performance Awards that are intended to satisfy the requirements of “qualified performance-based compensation” under Section 162(m) of the Code (“Qualified Performance Awards”) may not be adjusted upward; provided, however, that the Committee may retain the discretion to adjust the amount of cash or shares payable or vested pursuant to such Qualified Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.~~Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b)    Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i)    no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs that are exercisable for or relate to more than ~~375,000~~600,000 shares of Common Stock;

(ii)    no Participant may be granted, during any calendar year, Stock Awards covering or relating to more than ~~375,000~~600,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii)    no Participant may be granted Cash Awards (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the date of grant in excess of $5,000,000.

In general, each Award is only subject to a single limitation set forth above in clauses (i), (ii), or (iii). However, a Participant may be granted Awards in combination such that portions of the Award are subject to differing limitations set out in the clauses of this Section 8(b), in which event each portion of the combination Award is subject only to a single appropriate limitation in clauses (i), (ii) or (iii). For example, if a Participant is granted an Award that is in part a Stock Award and in part a Cash

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APPENDIX A

Award, then the Stock Award shall be subject only to the limitation in clause (ii) and the Cash Award shall be subject only to the limitation in clause (iii).

9.    Director Awards.

(a)    The Board or the Committee may, in its discretion, grant Director Awards from time to time in accordance with this Section 9. Director Awards may consist of the forms of Award described in Section 8, other than Incentive Options, and shall be granted subject to such terms and conditions as specified in Section 8. Any Director Award shall be embodied in an Award Agreement, which shall contain the terms, conditions and limitations of the Award, including without limitation those set forth in Section 8, and shall be signed by the Participant to whom the Director Award is granted and by an Authorized Officer for and on behalf of the Company.

(b)    No Nonemployee Director may be granted during any calendar year Director Awards having a fair value determined on the date of grant when added to all cash compensation paid to the Nonemployee Director during the same calendar year in excess of $1,000,000.

10.    Payment of Awards.

(a)    General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any statement of ownership evidencing such Restricted Stock shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

(b)    Dividends and Interest. In the discretion of the Committee, rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, but such dividends or Dividend Equivalents shall be accrued and held by the Company and paid, without interest, within 10 days following the lapse of the restrictions on the Stock Award. For the avoidance of doubt, dividends and dividend equivalents will not, in any event, be payable until the restrictions on the underlying Stock Award have lapsed. In the event the Stock Award is forfeited, dividends and Dividend Equivalents paid with respect to such shares during the Restriction Period shall also be forfeited. No Dividend Equivalents may be paid in respect of an Award of Options or SARs.

(c)    Substitution of Awards. Subject to the provisions of Section 6(b), at the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. No Option or SAR may be substituted for another Award without the approval of the shareholders of the Company (except in connection with a change in the Company’s capitalization or as otherwise provided in Section 15 hereof).

(d)    Minimum Vesting Period. Subject to Section 15 hereof, other than in the event of an earlier death or Disability, all Awards shall have a minimum Vesting Period of one year from the date of its grant and no portion or installment of an Award shall vest until one year from the date of grant; provided, however, that Awards with respect to up to five percent (5%) of the Shares authorized for grant pursuant to this Plan may have a Vesting Period of less than one year; provided, however, that awards to Directors who are not employees shall not count against the shares available for this exception even if the vesting period is less than one year from the grant date so long as such Awards are granted in connection with the regular annual meeting of stockholders and vest at the next regular annual meeting of stockholders following the grant.

2019 PROXY STATEMENT	A-9

APPENDIX A

11.    Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award.

12.    Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by (i) the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award or (ii) withholding from the shares otherwise deliverable under the Award, in either case with respect to which withholding is required, up to the maximum tax rate applicable to the Participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. To the extent allowed by law, the Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

13.    Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements.

14.    Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 14 shall be null and void.

15.    Adjustments.

(a)    The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

A-10	CARRIZO OIL & GAS

APPENDIX A

(b)    In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

(c)    In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to outstanding Awards or other provisions for the disposition of outstanding Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an outstanding Award or the assumption of an outstanding Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the outstanding Award and, if the transaction is a cash merger, to provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an outstanding Award and the cancellation thereof in exchange for such payment of such cash or property as shall be determined by the Board in its sole discretion, which for the avoidance of doubt in the case of Options or SARs (whether stock- or cash-settled) shall be the excess, if any, of the Fair Market Value of the shares of Common Stock subject to the Option or SAR on such date over the aggregate exercise price of such Award; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award. No adjustment or substitution pursuant to this Section 15 shall be made in a manner that results in noncompliance with Section 409A of the Code, to the extent applicable.

16.    Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that grants of Awards under this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement and that any ambiguities or inconsistencies in the construction of such an Award or this Plan be interpreted to give effect to such intention. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements

2019 PROXY STATEMENT	A-11

APPENDIX A

of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions. The Committee may also impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant, other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, or the exercise of Options and SARs, including without limitation, restrictions under an insider trading policy.

17.    Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18.    Section 409A of the Code. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

19.    Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20.    Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company, which clawback policy may provide for forfeiture, repurchase or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company reserves the right, without the consent of any Participant, to adopt any such clawback policies and procedures.

21.    No Right to Employment or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in this Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Nonemployee Director for re-election by the Company’s shareholders.

A-12	CARRIZO OIL & GAS

APPENDIX A

22.    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company by merger, consolidation or otherwise.

23.    Effectiveness. This Plan, as approved by the Board on ~~April 7, 2017~~March 28, 2019, shall be effective as of the Effective Date, the date on which it was approved by the shareholders of the Company. This Plan shall continue in effect for a term of ten years after the Effective Date, unless sooner terminated by action of the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s shareholders at the Company’s ~~2017~~2019 annual shareholders meeting to be held on May 16, ~~2017~~2019 or any adjournment or postponement thereof. If the shareholders of the Company should fail to so approve this Plan on such date, this Plan shall not be of any force or effect and the Prior Plan shall continue in force and effect.

2019 PROXY STATEMENT	A-13

APPENDIX A

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

CARRIZO OIL & GAS, INC.

By:

Title:

A-14	CARRIZO OIL & GAS

APPENDIX A

ATTACHMENT A

“CHANGE IN CONTROL”

The following definitions apply regarding Change in Control provisions of the foregoing Plan:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

(a)    such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(b)    such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c)    such Person or any such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns

2019 PROXY STATEMENT	A-15

APPENDIX A

such securities; provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner”.

“Change in Control” shall mean any of the following:

(a)    any Person (other than an Exempt Person) shall become the Beneficial Owner of 40% or more of the shares of Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change in Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 40% or more of the shares of Common Stock or 40% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied; or

(b)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest; or

(c)    the Company engages in and completes a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 85% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 40% or more of the Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were

A-16	CARRIZO OIL & GAS

APPENDIX A

members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

(d)    the Company engages in and completes (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii) (A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 85% of the then outstanding shares of common stock or such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 40% or more of the Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock) except upon the occurrence of a contingency, whether such rights exist as of the Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

2019 PROXY STATEMENT	A-17

APPENDIX A

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

“Voting Stock” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

A-18	CARRIZO OIL & GAS

APPENDIX B

NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Income Attributable to Common Shareholders (GAAP) to Unhedged EBITDA (Non-GAAP) to Net Cash Provided by Operating Activities (GAAP)

Unhedged EBITDA is a non-GAAP financial measure which excludes certain items that are included in net income attributable to common shareholders, the most directly comparable GAAP financial measure. Items excluded are interest, income taxes, depreciation, depletion and amortization, dividends and accretion on preferred stock, gain (loss) on derivatives, net and items that we believe affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring.

Unhedged EBITDA is presented because we believe it provides useful additional information to investors and analysts, for analysis of our financial and operating performance on a recurring basis and our ability to internally generate funds for exploration and development, and to service debt. In addition, we believe that unhedged EBITDA is used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry.

Unhedged EBITDA should not be considered in isolation or as a substitute for net income attributable to common shareholders, net cash provided by operating activities, or any other measure of a company’s profitability or liquidity presented in accordance with GAAP. A reconciliation of net income attributable to common shareholders to unhedged EBITDA to net cash provided by operating activities is presented below. Because unhedged EBITDA excludes some, but not all, items that affect net income attributable to common shareholders, our calculation of unhedged EBITDA may not be comparable to similarly titled measures of other companies.

	Years Ended December 31,
	2018	2017
	(In thousands, except per Boe amounts)
Net Income Attributable to Common Shareholders (GAAP)	$376,076	$78,467
Dividends on preferred stock	18,161	7,781
Accretion on preferred stock	3,057	862
Loss on redemption of preferred stock	7,133	—
Income tax expense	5,173	4,030
Depreciation, depletion and amortization	299,530	262,589
Interest expense, net	62,413	80,870
(Gain) loss on derivatives, net	(6,709)	59,103
Non-cash general and administrative, net	13,645	15,284
Loss on extinguishment of debt	9,586	4,170
Non-recurring and other expense, net	3,203	2,157

Unhedged EBITDA (Non-GAAP)	$791,268	$515,313
Cash received (paid) for derivative settlements, net	(96,307)	7,773
Cash interest expense, net	(59,846)	(77,213)
Dividends on preferred stock	(18,161)	(7,781)
Changes in components of working capital and other	36,601	(15,111)

Net Cash Provided By Operating Activities (GAAP)	$653,555	$422,981

Unhedged EBITDA (Non-GAAP)	$791,268	$515,313
Total barrels of oil equivalent	22,040	19,639

Unhedged EBITDA Margin ($ per Boe) (Non-GAAP)	$35.90	$26.24

2019 PROXY STATEMENT	B-1

APPENDIX B

Reconciliation of Standardized Measure of Discounted Future Net Cash Flows (GAAP) to PV-10 (Non-GAAP)

PV-10 is a non-GAAP financial measure which excludes the present value of future income taxes discounted at 10% per annum, which is included in the standardized measure of discounted future net cash flows, the most directly comparable GAAP financial measure.

PV-10 is presented because management believes it provides greater comparability when evaluating oil and gas companies due to the many factors unique to each individual company that impact the amount and timing of future income taxes. In addition, management believes that PV-10 is widely used by investors and analysts as a basis for comparing the relative size and value of the Company’s proved reserves to other oil and gas companies.

PV-10 should not be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of the standardized measure of discounted future net cash flows to PV-10 is presented below.

	As of December 31,
	2018	2017
	(In millions)
Standardized measure of discounted future net cash flows (GAAP)	$3,635.6	$2,465.1
Add: present value of future income taxes discounted at 10% per annum	455.8	173.3

PV-10 (Non-GAAP)	$4,091.4	$2,638.4

B-2	CARRIZO OIL & GAS